Exhibit 10.19






                     PLY GEM INDUSTRIES, INC.


         ------------------------------------------------

           SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    Dated as of August 26, 1997 and Amended and Restated as of
                         December 30, 1998

         ------------------------------------------------

                  FLEET NATIONAL BANK, as Agent,

                                and

                    THE BANKS SIGNATORY HERETO







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                          TABLE OF CONTENTS

                                                                Page

SECTION 1. DEFINITIONS............................................2
      1.1  Defined Terms..........................................2
      1.2  Other Definitional Provisions.........................28

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS......................29
      2.1  Commitments...........................................29
      2.2  Notes.................................................32
      2.3  Procedure for Loan Borrowings.........................32
      2.4  Intentionally Omitted.................................33
      2.5  Intentionally Omitted.................................33
      2.6  Termination or Reduction of Commitments...............33
      2.7  Fees..................................................34
      2.8  Optional and Mandatory Prepayments....................34
      2.9  Repayment of Loans....................................36
      2.10 Interest Rates and Payment Dates......................37
      2.11 Computation of Interest and Fees......................38
      2.12 Inability to Determine Interest Rate..................39
      2.13 Taxes.................................................39
      2.14 Illegality............................................41
      2.15 Increased Costs.......................................41
      2.16 Indemnity.............................................43
      2.17 Maximum Number of Tranches............................43
      2.18 Use of Proceeds.......................................43
      2.19 Pro Rata Treatment and Payments; L/C Participation....43
      2.20 Guaranties............................................46
      2.21 Security..............................................46
      2.22 Additional L/C Provisions.............................47
      2.23 Several Obligations...................................50

SECTION 3. REPRESENTATIONS AND WARRANTIES........................50
      3.1  Financial Condition...................................50
      3.2  No Change.............................................50
      3.3  Corporate Existence; Compliance with the Law..........51
      3.4  Corporate Power;Authorization;Enforceable Obligations.51
      3.5  No Legal Bar..........................................52
      3.6  No Litigation.........................................52
      3.7  Federal Regulations...................................52
      3.8  Investment Company Act................................52
      3.9  Disclosure............................................52

      3.10 No Default............................................52
      3.11 Taxes.................................................53
      3.12 Subsidiaries..........................................53
      3.13 Ownership of Property; Liens..........................53
      3.14 ERISA.................................................53
      3.15 Nortek Indentures.....................................55
      3.16 SEC Reports...........................................55
      3.17 Intangible Assets.....................................55
      3.18 Name Changes, Mergers, Acquisitions...................55
      3.19 Licenses and Approvals................................56
      3.20 Labor Disputes; Collective Bargaining Agreements;
           Employee Grievances...................................56
      3.21 Solvency..............................................56
      3.22 Outstanding Indebtedness for Borrowed Money...........56
      3.23 Hazardous Materials...................................56

SECTION 4. CONDITIONS PRECEDENT..................................57
      4.1  Conditions to Initial L/Cs............................57
           (a)  Napco Merger.....................................57
           (b)  Corporate Structure..............................57
           (c)  No Material Adverse Change.......................57
           (d)  Pre-Commitment Information.......................57
           (e)  Capital Structure................................57
           (f)  Compliance; No Litigation........................57
           (g)  Insurance........................................58
           (h)  Fees and Expenses................................58
           (i)  Consents and Approvals...........................58
           (j)  Agreement........................................58
           (k)  Notes............................................58
           (l)  Loan Party Consents..............................58
           (m)  Intentionally Omitted............................58
           (n)  Borrowing Certificates...........................59
           (o)  Intentionally Omitted............................59
           (p)  Legal Opinions...................................59
           (q)  Related Agreements...............................59
           (r)  Corporate Proceedings............................59
           (s)  Related Documents and Nortek Indentures..........59
           (t)  Consents.........................................60
           (u)  Other Fees.......................................60
           (v)  Good Standings...................................60
           (w)  Incumbency Certificates..........................60
           (x)  Solvency Certificate.............................60

           (y)  Ownership, Liens.................................60
           (z)  Projections......................................61
           (aa) Other Documentation..............................60
      4.2  Conditions to Loans and L/Cs..........................61
           (a)  Representations and Warranties...................61
           (b)  No Default or Event of Default...................61
           (c)  No Violations of Law.............................61
           (d)  Other............................................61
      4.3  Conditions to Company Loans to New Designated
           Subsidiaries..........................................61

SECTION 5. AFFIRMATIVE COVENANTS.................................62
      5.1  Financial Statements..................................62
      5.2  Certificates; Other Information.......................63
      5.3  Payment of Obligations................................64
      5.4  Material Operating Subsidiaries.......................64
      5.5  Conduct of Business and Maintenance of Existence......64
      5.6  Maintenance of Property; Insurance....................64
      5.7  Inspection of Property; Books and Records; Discussions65
      5.8  Notices...............................................65
      5.9  Copies of Corporate Documents.........................66
      5.10 Intentionally Omitted.................................66
      5.11 Hazardous Material....................................66
      5.12 Further Assurances....................................67
      5.13 Compliance with Terms of Leaseholds...................67
      5.14 Performance of Related Documents......................67
      5.15 Hedge Agreements......................................68
      5.16 Conditions Subsequent to Second Closing Date..........68

SECTION 6. NEGATIVE COVENANTS....................................68
      6.1  Limitation on Indebtedness............................68
      6.2  Limitation on Liens...................................70
      6.3  Limitation on Contingent Obligations..................72
      6.4  Limitation on Fundamental Changes.....................72
      6.5  Distributions.........................................74
      6.6  Limitation on Dividend Restrictions Regarding
           Subsidiaries..........................................74
      6.7  Prohibition on Investments, Acquisitions, Loans and
           Advances..............................................74
      6.8  Prohibition on Optional Prepayments...................76
      6.9  Consolidated Net Worth................................77
      6.10 Leverage Ratio........................................77
      6.11 Interest Coverage Ratio...............................77
      6.12 Current Ratio.........................................77

      6.13 Nortek Administrative Fee.............................77
      6.14 Amendment, etc. of Related Documents..................78
      6.15 Fiscal Year...........................................78
      6.16 Transactions with Affiliates..........................78
      6.17 Ownership of Designated Subsidiaries..................78
      6.18 Limitation on Capital Expenditures....................79
      6.19 Financing Leases......................................79
      6.20 Change in Nature of Business..........................79
      6.21 Charter Amendments....................................79
      6.22 Accounting Changes....................................79
      6.23 Intentionally Omitted.................................79
      6.24 Negative Pledge.......................................79
      6.25 Formation of Subsidiaries.............................79

SECTION 7.  EVENTS OF DEFAULT....................................79

SECTION 8. THE AGENT.............................................83
      8.1  Appointment...........................................83
      8.2  Delegation of Duties..................................83
      8.3  Exculpatory Provisions................................84
      8.4  Reliance by Agent.....................................84
      8.5  Notice of Default.....................................84
      8.6  Non-Reliance on Agent and Other Banks.................85
      8.7  Indemnification.......................................85
      8.8  Agent in Its Individual Capacity......................86
      8.9  Successor Agent.......................................86
      8.10 Failure to Act........................................86

SECTION 9. MISCELLANEOUS.........................................86
      9.1  Amendments and Waivers................................86
      9.2  Notices...............................................87
      9.3  No Waiver; Cumulative Remedies........................88
      9.4  Survival of Representations and Warranties............89
      9.5  Payment of Expenses, Etc..............................89
      9.6  Binding Effect; No Assignment or Delegation by Company
           or any Designated Subsidiary..........................90
      9.7  Assignments and Participations by Banks; Pledge to
           Federal Reserve Bank..................................90
      9.8  Further Assurances....................................94
      9.9  Adjustments; Set-off..................................94
      9.10 Severability..........................................95
      9.11 Confidentiality.......................................95

      9.12 Counterparts..........................................95
      9.13 Second Closing Date Assignments; Etc..................96
      9.14 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL
           BY JURY...............................................97


SCHEDULES

      I         Initial Commitments and Loans
      II        Existing Napco Debt
      2.1       Existing Letters of Credit
      2.20      Material Operating Subsidiaries
      3.11      Taxes
      3.12      Subsidiaries, including Non-Core Subsidiaries
      3.14      Contingent Liability relating to Post-Retirement Benefit
      3.18      Name Changes, Mergers, Acquisitions
      3.20      Labor Disputes; Collective Bargaining Agreements;
                Employee  Grievances
      3.22(a)   Company Indebtedness
      3.22(b)   Napco Indebtedness
      6.2       Liens
      6.3       Contingent Obligations
      9.13      Closing Date Assignments


EXHIBITS

      A         Form of Note
      B         Form of Application
      C         Form of Notice of Borrowing/Conversion
      D-1       Form of Borrowing Certificate for the Company
      D-2       Form of Borrowing Certificate for Subsidiaries
      E         Form of Assignment and Acceptance
      F         Form of Legal Opinion of Ropes & Gray
      G         Forms of Solvency Certificate

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 26, 1997 and amended and restated as of December 30, 1998, among PLY GEM INDUSTRIES, INC., a Delaware corporation (the "Company");

     the Designated Subsidiaries from time to time party hereto;

     the Banks from time to time party hereto; and

     FLEET NATIONAL BANK ("Fleet"), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


                        W I T N E S S E T H :

     WHEREAS, the Company and the Designated Subsidiaries (the "Existing Designated Subsidiaries") are borrowers under an Amended and Restated Credit Agreement, dated as of August 26, 1997 (as heretofore amended, the "Existing Credit Agreement"), with the lenders party thereto (the "Existing Banks") and Fleet, as agent for the Existing Banks, which provides, among other things, for the making of a single term loan to the Company and the Existing Designated Subsidiaries and for the maintenance of existing, and issuance of new, letters of credit for the account of the Company and the Existing Designated Subsidiaries;

     WHEREAS, on October 9, 1998, Napco Target I and Napco Target II (each as hereinafter defined) were merged with and into the Napco Purchaser pursuant to the Napco Merger Agreement (each as hereinafter defined), with Napco (as hereinafter defined) as the surviving corporation. Immediately upon the consummation of the Napco Merger, the Napco Purchaser (i) acquired all of the shares of common stock of each of Napco Target I and Napco Target II and all of the options to purchase shares of such common stock from the holders of such shares and options for the Napco Cash Purchase Price (as hereinafter defined) and (ii) assumed certain indebtedness of each of Napco Target I and Napco Target II in an aggregate principal amount of approximately $9,900,000 consisting of certain existing term loans, capitalized leases and stand-by letters of credit. In order to facilitate the consummation of the foregoing transactions, Nortek (as hereinafter defined) contributed to the Company $46,040,000 in common equity, and the Company, in turn, lent to the Napco Purchaser an aggregate amount equal to the Napco Cash Purchase Price;

     WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated in connection with the closing of the Napco Transaction to provide, among other things, additional financing to the Company in the form of a stand-by letter of credit;

     WHEREAS, such stand-by letter of credit will be used to refinance the Existing Napco L/C (as hereinafter defined);

     WHEREAS, the Banks have agreed to amend and restate the Existing Credit Agreement and Fleet has agreed to issue the requested stand-by letter of credit for the account of the Company, in each case on the terms and conditions of this Agreement; and

     WHEREAS, this Agreement shall constitute the "Ply Gem Credit Facility" for purposes of that certain Nortek Indenture described in clause (c) of the definition thereof in subsection 1.1.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

           SECTION 1.DEFINITIONS1.  DEFINITIONS

     1.1 Defined Terms.  As used in this  Agreement,  the following  terms shall
have  the  following   respective  meanings  (such  definitions  to  be  equally
applicable to the singular and plural forms thereof):

     "Account Party" shall mean with respect to (i) each Company L/C, the Company or any Designated Subsidiary, as the case may be, in its capacity as the Person for the account of which such Company L/C is issued or deemed issued and
(ii) the Napco L/C, the Company.

     "Additional Subsidiary Grantors" shall mean each of (a) Continental Wood Preservers, Inc., a Michigan corporation, (b) SNE Enterprises Texas, Inc., a Delaware corporation, (c) SNE Special Services, Inc., a Delaware corporation, and (d) SNE Transportation Company, Inc., a Wisconsin corporation.

     "Affiliate" of any Person shall mean (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or
(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agent" shall have the meaning ascribed thereto in the preamble hereto.

     "Agreement" shall mean this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Allied Sale" shall mean the sale by the Company of all of its interests in and to the capital stock of Allied Plywood Corporation, a Delaware corporation and wholly-owned Subsidiary of the Company, which occurred on December 10, 1998, the Net Proceeds from such sale being approximately $15,900,000.

     "Applicable Margin" shall mean, for any day for any Type of Loan, the relevant rate per annum for such Type of Loan as determined by reference to the applicable ratio of Senior Funded Debt to Consolidated EBITDA set forth in the table below:


                     Ratio        Prime Rate Loans   Eurodollar Loans

Level I           3.25:1.00 or           0.0%             1.075%
                  greater

Level II          3.00:1.00 or           0.0%             0.850%
                  greater but
                  less than
                  3.25:1.00

Level III         2.50:1.00 or           0.0%             0.750%
                  greater but
                  less than
                  3.00:1.00

Level IV          2.00:1.00 or           0.0%             0.525%
                  greater but
                  less than
                  2.50:1.00

Level V           1.50:1.00 or           0.0%             0.400%
                  greater but
                  less than
                  2.00:1.00

Level VI          less than              0.0%             0.300%
                  1.50:1.00

The determination of the Applicable Margin pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1(a) or (b); provided, however, that the initial Applicable Margin shall be at Level IV in such table from the Second Closing Date until such time as consolidated financial statements of the Company and its Subsidiaries indicating an Applicable Margin at a different Level in such table are first delivered to the Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b). Each change in the Applicable Margin shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the ratio of Senior Funded Debt to Consolidated EBITDA. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (a) have not been delivered to the Agent in compliance with subsection 5.1(a) or (b), or (b) if delivered, do not comply in form or substance with subsection 5.1(a) or (b), then the Agent may determine, in its reasonable judgment, the ratio of Senior Funded Debt to Consolidated EBITDA referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date.

     "Application" shall mean any agreement, substantially in the form of Exhibit B hereto, between Fleet, as issuing bank, and any Account Party in respect of the issuance of an L/C.

     "Asset Sale" shall mean any sale or other disposition by the Company or any of the Subsidiaries (whether in one sale or a series of related sales) of any business unit or units (including, without limitation, any Non-Core Subsidiary) or any product line or group of product lines (whether pursuant to a sale of stock or sale of assets).

     "Assignment and Acceptance" shall mean an agreement in the form of Exhibit E hereto.

     "Available Company Commitment" shall mean, as to each Bank, at a particular time, an amount equal to the difference between (a) the amount of such Bank's Company Commitment at such time and (b) the aggregate unpaid principal amount at such time of (i) all Company Loans made by such Bank pursuant to subsection 2.3 and (ii) such Bank's Commitment Percentage of Bank L/C Obligations to the extent arising solely from the issuance or deemed issuance of Company L/Cs.

     "Available Company L/C Commitment" at any date shall mean the lesser of (a) the difference between the Company L/C Sublimit and the Specified Company L/C Obligations at such date and (b) the Available Company Commitments.

     "Available Napco Commitment" shall mean, as to each Bank, at a particular time, an amount equal to the difference between (a) the amount of such Bank's Napco Commitment at such time and (b) the aggregate unpaid principal amount at such time of such Bank's Commitment Percentage of Bank L/C Obligations to the extent arising solely from the issuance of the Napco L/C.

     "Banks" shall mean the Initial Banks and each Person that shall become a Bank hereunder pursuant to subsection 9.7.

     "Bank L/C Obligations" at any date shall mean the sum of (a) the aggregate undrawn amount at such date of all L/Cs issued or deemed issued by Fleet pursuant to this Agreement, plus (b) the amount of all Unpaid Drawings relating to such L/Cs.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

     "Business of the Company" shall mean (a) the businesses described in the Company's Form 10-K for the year ended December 31, 1996 and the Company's 1996 Annual Report to Stockholders and (b) other businesses related to, or growing out of, such businesses.

     "Capital Expenditures" shall mean, during any period, the amount of additions to property, plant and equipment for such period as shown on the consolidated financial statements of the Company and its Subsidiaries for such period prepared in accordance with GAAP, net of Financing Leases.

     "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) certificates of deposit, acceptances and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight or demand bank deposits of any Bank and certificates of deposit with maturities of one year or less from the date of acquisition and overnight or demand bank deposits of any other commercial bank having capital and surplus in excess of $500,000,000, the holding company of which has a commercial paper rating meeting the requirements specified in clause (d) below, (c) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or P-2 or the equivalent thereof by Moody's Investors Service, Inc.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ' 9601, et seq., as amended from time to time.

     "Change of Control" shall occur when (a) any person or group of related persons, excluding Permitted Shareholders, gains beneficial ownership of a majority in voting interest of the outstanding voting stock of the Company or has caused to be elected a majority of the Board of Directors of the Company against the wishes of a majority of the voting interest held by Permitted Shareholders; or (b) all or substantially all of the assets of the Company are sold or liquidated.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral   Grantor"   shall  have  the  meaning   ascribed   thereto  in
subsection 2.21.

     "Commitment" shall mean, as to any Bank, its obligation to make or maintain Company Loans pursuant to subsection 2.1 and participate in L/Cs in an aggregate amount not to exceed at any one time outstanding the amount set forth on
Schedule I under the heading "Commitment", as such amount may be adjusted from time to time pursuant to subsection 2.6, 2.8 or 9.7; and, as to Fleet in its capacity as issuing bank, its obligation to issue and maintain Company L/Cs and the Napco L/C, in an aggregate amount not to exceed at any time outstanding the Company L/C Sublimit and the Napco Commitment, respectively, as such amounts may be reduced from time to time pursuant to subsection 2.6.

     "Commitment Percentage" as to any Bank, shall mean the percentage set forth on Schedule I under the heading "Commitment Percentage" as such percentage may increase or decrease from time to time pursuant to subsection 9.7.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company or any Subsidiary within the meaning of Section 4001(a)(14) of ERISA or Code Section 414(m) or 414(o).

     "Company" shall have the meaning ascribed thereto in the preamble hereto.

     "Company Commitment" shall mean, as to any Bank, that portion of its Commitment set forth on Schedule I under the heading "Company Commitment" as such amount may be adjusted from time to time pursuant to subsection 2.6, 2.8 or 9.7.

     "Company Facility" shall mean, at any time, the aggregate amount of the Banks' Company Commitments.

     "Company L/C" shall mean each Stand-by L/C and Trade L/C issued or deemed issued under this Agreement for the account of the Company or any Designated Subsidiary other than the Napco L/C.

     "Company L/C Sublimit" shall mean $12,788,225, as such amount may be permanently reduced from time to time pursuant to subsection 2.6.

     "Company Loans" shall have the meaning specified in subsection 2.1(a)(i).

     "Company Security Agreement" shall have the meaning ascribed thereto in subsection 2.21.

     "Consolidated Current Assets" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries as at such date.

     "Consolidated Current Liabilities" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries as at such date; provided, however, that the Company Loans, the L/Cs and any current liabilities resulting from the transactions contemplated by the Merger Agreement or the Napco Merger Agreement shall at all times be excluded from the definition of Consolidated Current Liabilities.

     "Consolidated EBIT" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) all taxes based upon income deducted in calculating such Consolidated Net Income plus (c), to the extent deducted in calculating Consolidated Net Income, Consolidated Interest Expense and
consolidated amortization of Debt Discount and of expenses incurred in connection with the incurrence of Indebtedness for such period, plus (d) all extraordinary losses and the unusual losses set forth in clauses (i) through
(ix) below in each case to the extent deducted in calculating Consolidated Net Income, plus (e) the amount of the Nortek Administrative Fee accrued during such period, minus (f) all extraordinary gains and the unusual gains set forth in clauses (i) through (ix) below in each case to the extent included in calculating Consolidated Net Income: (i) gain or loss arising from the sale, abandonment or other disposition of any property or asset outside of the ordinary course of business or realized on the disposition of a segment of a business; (ii) gain or loss resulting from any extinguishments of debt; (iii) gain or loss resulting from a casualty, including but not limited to fire, earthquake or hurricane; (iv) loss resulting from write-off of intangible assets; (v) gain arising from the write-up in the book value of any asset; (vi) provisions for plant closings and realignment of operations or restructuring costs; (vii) cumulative effects of changes in accounting principles; (viii) losses from expropriation or condemnation; and (ix) gain or loss arising from a change from FIFO to LIFO inventory accounting, provided that for any portion of any period ending on or before October 9, 1998, such amounts shall be calculated on a pro forma basis giving effect to the Napco Acquisition as though the Napco Acquisition had occurred at the beginning of such period.

     "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated EBIT, plus (b) depreciation expense plus (c) amortization expense, in each case of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, provided that for any portion of any period ending on or before October 9, 1998, such amounts shall be calculated on a pro forma basis giving effect to the Napco Acquisition as though the Napco Acquisition had occurred at the beginning of such period.

     "Consolidated Interest Expense" shall mean, for any period, (a) the aggregate amount of all interest charges paid or accrued during such period (including imputed interest on obligations consisting of Financing Leases and all amounts accrued or paid pursuant to Hedge Agreements but excluding amortization of Debt Discount and of expenses incurred in connection with the incurrence of Indebtedness) on Indebtedness of the Company and its consolidated Subsidiaries, minus (b) the sum of (i) interest income and (ii) all amounts received or receivable pursuant to Hedge Agreements, in each case of the Company and its Subsidiaries determined on a consolidated basis, provided that for any portion of any period ending on or before October 9, 1998, such amounts shall be calculated on a pro forma basis giving effect to the Napco Acquisition as though the Napco Acquisition had occurred at the beginning of such period.

     "Consolidated Net Income" shall mean, for any period, the amount which, in conformity with GAAP, would be set opposite the caption "net income" (or any like caption) on a consolidated statement of income of the Company and its consolidated Subsidiaries for such period, provided that for any portion of any period ending on or before October 9, 1998, such amounts shall be calculated on a pro forma basis giving effect to the Napco Acquisition as though the Napco Acquisition had occurred at the beginning of such period; and provided, further, that the Nortek Administrative Fee shall not be deducted from the income of the Company and such Subsidiaries for the purpose of determining "net income".

     "Consolidated Net Worth" shall mean, at a particular date, (a) all amounts which would, in conformity with GAAP, be included under stockholders' equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date, plus (b) any unrealized losses to the extent reflected in the calculation of stockholders' equity, plus (c) all accrued and unpaid liabilities in respect of the Nortek Administrative Fee, minus (d) the sum of (i) any unrealized gains to the extent reflected in the calculation of shareholders' equity, and (ii) any investments made by the Company or any of its Subsidiaries in Nortek or any of its Subsidiaries (other than Subsidiaries consisting of the Company or any of its Subsidiaries).

     "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, in the case of each of the Loan Parties and their respective Subsidiaries, the Nortek Indentures).

     "Debt Discount" shall mean debt discount with respect to Subordinated Indebtedness permitted by the provisions hereof.

     "Default" shall mean any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Designated  Subsidiary"  shall  mean,  initially,  each  of the  following
Subsidiaries: SNE Enterprises, Inc., a Delaware corporation; Variform, Inc., a Missouri corporation; and Great Lakes Window, Inc., an Ohio corporation. Subject to the reasonable approval of the Agent and all of the Banks with respect to the financial condition and maximum borrowing limit of a Subsidiary, the Company may at any time designate as a Designated Subsidiary any wholly-owned Material Operating Subsidiary which is not then a Designated Subsidiary by notice to the Agent, provided that the Company contemporaneously delivers to the Agent a Solvency Certificate with respect to such Subsidiary and causes such Subsidiary to deliver to the Agent duly executed Notes payable to the order of the Banks, a duly executed Guaranty and a duly executed Company Security Agreement supplement, each in form and substance satisfactory to the Agent, and provided further that each Designated Subsidiary shall be a wholly-owned Subsidiary of the Company so long as it is a Designated Subsidiary. The Company may at any time remove any Subsidiary from the list of Designated Subsidiaries by notice to the Agent, effective, however, only upon (a) payment in full of any Obligations owed to the Agent and the Banks hereunder by such Designated Subsidiary and the expiration or other termination of any Company L/C with respect to which such Designated Subsidiary is the Account Party or (b) subject to the consent of the Agent and the Required Banks (such consent not to be unreasonably withheld), the assumption, in a writing satisfactory in form and substance to the Agent, by the Company or another Designated Subsidiary of any obligations not so paid, so long as such assumption shall not violate any provision of the Nortek Indentures or any other indenture or agreement binding upon the Company or any of its Subsidiaries, provided that, concurrently with such assumption, the Company shall certify, and shall furnish an opinion of counsel, in each case to the Agent and the Banks, to the effect that such assumption does not violate the Nortek Indentures or any other indenture or agreement binding on the Company or any of its Subsidiaries and otherwise in form and substance satisfactory to the Agent. Any representation, warranty or covenant in this Agreement applicable at any time to the Designated Subsidiaries shall be deemed applicable to those Subsidiaries which, at such time, are Designated Subsidiaries as defined herein.

     "Designated   Subsidiary  Borrowing  Limit"  shall  mean,  initially,   the
following amounts for the indicated Subsidiaries:

                Designated Subsidiaries   Borrowing Limit

                SNE Enterprises, Inc.      $45,000,000
                Variform, Inc.             $49,000,000
                Great Lakes Window, Inc.   $30,000,000

The Designated Subsidiary Borrowing Limit for any Designated Subsidiary may be increased from time to time up to an amount not to exceed the aggregate amount of the Company Commitments at such time, subject to the consent of the Company and the Agent and so long as such increase shall not violate any provision of the Nortek Indentures or any other indenture or agreement binding upon the Company or any of its Subsidiaries, provided that, concurrently with such increase, the Company shall certify, and shall furnish an opinion of counsel, in each case to the Agent and the Banks, to the effect that such increase does not violate the Nortek Indentures or any other indenture or agreement binding on the Company or any of its Subsidiaries and otherwise in form and substance satisfactory to the Agent.

     "Disposal" shall mean the discharge, deposit, injection, dumping, spilling, leaking or placing of any hazardous materials into or on any land or water so that such hazardous materials or constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office," shall mean, initially, the office of each Bank designated as such on Schedule I under the heading "Domestic Lending Office and Address for Notices"; thereafter, such other office of such Bank, if any, which shall be making or maintaining Company Loans.

     "Drawing Fee" shall have the meaning ascribed thereto in subsection 2.1(c)(v).

     "Eligible Assignee" shall mean (a) any Bank and any entity controlled by or under common control with such Bank and (b) a commercial bank having a combined capital and surplus of at least $500,000,000, in either case which does not, either directly or indirectly, engage in business competitive with the business of the Company or any of its Subsidiaries and to which the Company and the Agent shall have consented, such consent not to be unreasonably withheld.

     "Eligible Participant" shall mean (a) any entity controlled by or under common control with any Bank and (b) a commercial bank having a combined capital and surplus of at least $200,000,000, in either case, which does not, either directly or indirectly, engage in business competitive with the business of the Company or any of its Subsidiaries.

     "Environmental Laws and Regulations" shall mean all federal, state and local, environmental, health and safety laws, regulations, ordinances, orders, judgments and decrees applicable to the Company or any Subsidiary, or any of their respective assets or properties.

     "Environmental Liability" shall mean any liability under any applicable Environmental Laws and Regulations for any Disposal, Release or threatened Release of a Hazardous Substance, pollutant or contaminant as those terms are defined under CERCLA and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any Person or any environmental regulatory body having jurisdiction over the Company or any other Subsidiary, and/or any liability arising under any Environmental Laws and Regulations for the Company's or any other Subsidiary's failure to comply with such laws and regulations including, without limitation, the failure to comply with or obtain any applicable environmental permit.

     "Environmental Proceeding" shall mean any judgment, action or proceeding pending before any court or other Governmental Authority or any notice, demand or order, with respect to the Company or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurocurrency Reserve Requirements" for any day after the First Closing Date as applied to a Eurodollar Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of such System. The Banks confirm to the Company and the Designated Subsidiaries that no Eurocurrency Reserve Requirements exist as of the Second Closing Date.

     "Eurodollar Lending Office" shall mean, with respect to each Bank, initially, the office of such Bank designated as such on Schedule I under the heading "Eurodollar Lending Office"; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

     "Eurodollar Loans" shall mean Company Loans hereunder at such time as they bear interest based upon the Eurodollar Rate.

     "Eurodollar Rate" shall mean, for any day during the Interest Period for any Eurodollar Loan under the applicable Facility, an interest rate per annum equal to the rate per annum (rounded upward, if necessary, to the nearest l/100 of one percent) obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered in London, England to prime banks in the London interbank market, as set forth on the "LIBO" page on the Reuters Monitor Money Rates Service screen, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Fleet's Eurodollar Loan under the applicable Facility to be outstanding during such Interest Period (or, if Fleet shall not have such a Eurodollar Loan, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to one minus the Eurocurrency Reserve Requirements for such day.

     "Event of Default" shall mean any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Existing Banks" shall have the meaning ascribed thereto in the preamble hereto.

     "Existing Commitment" shall mean, for each Existing Bank, all of such Existing Bank's rights in and to, and all of its obligations under, the Commitment (as defined in the Existing Credit Agreement) held by it under the Existing Credit Agreement immediately prior to giving effect hereto, the aggregate amount of which for each Existing Bank is set forth opposite its name on Schedule 9.13 hereto.

     "Existing Company L/Cs" shall have the meaning ascribed thereto in subsection 2.1(c)(i)(A).

     "Existing Credit Agreement" shall have the meaning ascribed thereto in the preamble hereto.

     "Existing Designated Subsidiaries" shall have the meaning ascribed thereto in the preamble hereto.

     "Existing Napco Debt" shall mean the Indebtedness of each of Napco Target I and Napco Target II set forth on Schedule II hereto.

     "Existing Napco L/C" shall mean the stand-by letter of credit issued by Mellon Bank, N.A. to Integra Trust Company, National Association, as trustee for certain bondholders, originally for the account of Napco Target I in the amount of $4,997,082.

     "Existing Outstandings" shall mean, for each Existing Bank, all of such Existing Bank's rights in and to, and all of its obligations with respect to, the Loans and Bank L/C Obligations (each, as defined in the Existing Credit Agreement) owing to it or in which it has a participation interest under the Existing Credit Agreement, the aggregate amount of which for each Existing Bank is set forth opposite its name on Schedule 9.13 hereto and represents the sum of
(i) such Existing Bank's share of such Loans and (ii) such Existing Bank's Commitment Percentage (as defined in the Existing Credit Agreement) of such Bank L/C Obligations.

     "Facilities" shall mean the Company Facility and the Napco Facility.

     "Facility Fee" shall mean at any time of determination a fee equal to the relevant annual fee percentage determined by reference to the applicable ratio of Senior Funded Debt to Consolidated EBITDA set forth in the table below multiplied by the aggregate amount of the Commitments at such time (whether used or unused):

                               Ratio           Annual Percentage Fee

Level I                  3.25:1.00 or greater          0.300%

Level II                 3.00:1.00 or                  0.275%
                         greater but less
                         than 3.25:1.00

Level III                2.50:1.00 or                  0.250%
                         greater but less
                         than 3.00:1.00

Level IV                 2.00:1.00 or                  0.225%
                         greater but less
                         than 2.50:1.00

Level V                  1.50:1.00 or                  0.225%
                         greater but less
                         than 2.00:1.00

Level VI                 less than 1.50:1.00           0.200%

The determination of the applicable fee pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1(a) or (b); provided, however, that the initial Facility Fee shall be at Level IV in such table from the Second Closing Date until such time as consolidated financial statements of the Company and its Subsidiaries indicating a Facility Fee at a different Level in such table are first delivered to the Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b). Each change in the Facility Fee shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the ratio of Senior Funded Debt to Consolidated EBITDA. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (a) have not been delivered to the Agent in compliance with subsection 5.1(a) or
(b), or (b) if delivered, do not comply in form or substance with subsection 5.1(a) or (b), then the Agent may determine, in its reasonable judgment, the ratio of Senior Funded Debt to Consolidated EBITDA referred to above that would have been in effect as at such date, and, consequently, the Facility Fee in effect for the period commencing on such date.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the letter agreement between the Agent and Nortek (on its behalf and on behalf of the Company) dated August 14, 1997.

     "Fifth Third Letters of Credit" shall mean the existing letters of credit issued by Fifth Third Bank as to which the Company or Great Lakes Window, Inc. is the account party.

     "Financing Lease" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries.

     "First American Letter of Credit" shall mean the existing letter of credit issued by M&I First American Bank as to which SNE Transportation Company, Inc. is the account party.

     "First Closing Date" means August 26, 1997.

     "Fleet" shall have the meaning ascribed thereto in the preamble hereto.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect and applied in the Company's certified financial statements as at December 31, 1997.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall have the meaning ascribed thereto in subsection 2.20 hereof.

     "Guaranty"  shall have the  meaning  ascribed  thereto in  subsection  2.20 hereof.

     "Hazardous Materials" shall mean any Toxic Chemical, Hazardous Substances, contaminants or pollutants, medical wastes, infectious wastes or Hazardous Wastes.

     "Hazardous Substance" shall have the same meaning as set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601(14) or state or local law.

     "Hazardous Waste" shall have the same meaning as set forth by the Resource Conservation and Recovery Act, 42 U.S.C. ' 6903(5), and the Environmental Protection Agency's implementing regulations, or state or local law.

     "Hedge Agreement" shall mean any interest rate swap, cap or collar agreement, interest rate future or option contract and any or other similar agreement.

     "Hedge Bank" shall mean any Bank or any of its Affiliates or any other financial institution acceptable to the Required Banks that has become a party to the Company Security Agreement and has appointed Fleet as its custodian thereunder, in each case, in its capacity as a party to a Hedge Agreement with a Loan Party.

     "Indebtedness" of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except (i) accounts payable and accrued expenses arising in the ordinary course of business, (ii) obligations incurred in connection with additions to property, plant or equipment which are deferred for no more than 100 days after the later of the acquisition or completion of installation of such additions, (iii) other obligations (not including taxes) which are deferred for no more than 100 days after the date on which they would first be reflected as liabilities on a balance sheet of such Person, (iv) obligations to pay for services of officers, directors or employees of the Company or any Subsidiary and (v) the Nortek Administrative Fee, (c) obligations of such Person under any Financing Lease and (d) indebtedness of such Person arising under acceptance facilities. Without limitation, Indebtedness shall include undrawn letters of credit and unreimbursed draws on letters of credit.

     "Initial Banks" shall mean the financial institutions that have executed the signature pages hereto.

     "Insolvency" or "Insolvent", as to any Multiemployer Plan, shall have the respective meanings assigned to such terms in Section 4245 of ERISA.

     "Interest  Payment Date" shall mean (a) as to any Prime Rate Loan,  each of
(i) the date on which such Prime Rate Loan is paid,  refinanced or converted and
(ii) the last day of each March, June, September and December after the date such Prime Rate Loan is made and (b) as to any Eurodollar Loan, each of (i) the date on which such Eurodollar Loan is paid, refinanced or converted and (ii) in the case of any Eurodollar Loan in respect of which the Company or any Designated Subsidiary (as applicable) has selected an Interest Period of one, two or three months, the last day of such Interest Period, and, in the case of any Eurodollar Loan in respect of which the Company or any Designated Subsidiary

(as applicable) has selected an Interest Period of duration of more than three months, each date which is three months from the first day of such Interest Period.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date of the making of such Eurodollar Loan or the date of the conversion of any Prime Rate Loan into such Eurodollar Loan, and ending one, two, three or six months (or, to the extent permitted by subsection 2.3(c), one week) thereafter as selected by the Company or a Designated Subsidiary, as applicable, in its notice of borrowing delivered in connection with the occurrence of the First Closing Date and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company or a Designated Subsidiary, as applicable, in its notice of conversion as provided in subsection 2.3; provided, however, that the foregoing provision relating to Interest Periods is subject to the following:

               (a)  if the  Interest  Period in respect of any  Eurodollar  Loan would  otherwise  end on a day which is not a  Working  Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

               (b) any Interest Period pertaining to a Eurodollar Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date;

               (c) any Interest Period in respect of a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the succeeding calendar month at the end of such Interest Period) shall end on the last Working Day of such succeeding calendar month; and

               (d) the number of Eurodollar Loan Tranches in effect at the same time shall not be in excess of the Tranche Limit.

In the event that the Company or the Designated Subsidiary, as applicable, fails to select the duration of an Interest Period for any Eurodollar Loan within the time period and otherwise as provided in subsection 2.3, such Eurodollar Loan will be automatically converted into a Prime Rate Loan on the last day of the current Interest Period for such Eurodollar Loan.

     "investments" shall have the meaning ascribed thereto in subsection 6.7.

     "Issuance Fee" shall mean at any time of determination a fee at an annual rate determined by reference to the applicable ratio of Senior Funded Debt to

Consolidated EBITDA set forth in the table below payable on the undrawn amount of each Stand-by L/C issued or deemed issued by Fleet:

                               Ratio               Annual Fee

Level I                  3.25:1.00 or greater         1.075%

Level II                 3.00:1.00 or                 0.850%
                         greater but less
                         than 3.25:1.00

Level III                2.50:1.00 or                 0.750%
                         greater but less
                         than 3.00:1.00

Level IV                 2.00:1.00 or                 0.525%
                         greater but less
                         than 2.50:1.00

Level V                  1.50:1.00 or                 0.400%
                         greater but less
                         than 2.00:1.00

Level VI                 less than 1.50:1.00          0.300%

The determination of the applicable fee pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to and in compliance with subsection 5.1(a) or (b); provided, however, that the initial Issuance Fee shall be at Level IV in such table from the Second Closing Date until such time as consolidated financial statements of the Company and its Subsidiaries indicating an Issuance Fee at a different Level in such table are first delivered to the Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b). Each change in the Issuance Fee shall be effective as of the first day of the calendar month following the date of the Company's financial statements reflecting any change in the ratio of Senior Funded Debt to Consolidated EBITDA. In the event that financial statements for the four fiscal quarters most recently completed prior to such date of determination either: (a) have not been delivered to the Agent in compliance with subsection 5.1(a) or (b) or (b) if delivered, do not comply in form or substance with subsection 5.1(a) or (b), then the Agent may determine, in its reasonable judgment, the ratio of Senior Funded Debt to Consolidated EBITDA referred to above that would have been in effect as at such date, and, consequently, the Issuance Fee in effect for the period commencing on such date.

     "L/C Participant" shall have the meaning ascribed thereto in subsection 2.19(c).

     "L/Cs" shall mean the Company L/Cs and the Napco L/C.

     "Leverage  Ratio"  shall have the meaning  ascribed  thereto in  subsection
6.10.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment or deposit by way of security, encumbrance, lien (statutory or other), or preference, priority or other security interest or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan Documents" shall mean (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes (other than for purposes of the Guaranties and the Security Documents), (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Security Documents and (v) each Application and (b) for purposes of the Guaranties and the Security Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Security Documents, (v) each Application and (vi) each Hedge Agreement to which a Hedge Bank is a party, in each case as amended, supplemented or otherwise modified from time to time.

     "Loan Parties" shall mean the Company, the Designated Subsidiaries, the Guarantors and the Collateral Grantors.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company, individually, or the Company and the other Loan Parties, taken as a whole, to perform its or their respective obligations in any material respect under any Loan Document or Related Document to which the Company or such other Loan Party is a party or (iii) the rights and remedies of the Agent and the Banks under any Loan Document or Related Document.

     "Material Operating Subsidiaries" shall mean (a) each Designated Subsidiary; (b) any Subsidiary of the Company other than Napco and its
Subsidiaries which conducts business operations and is material to the operations of the business of the Company and its Subsidiaries, taken as a whole; and (c) each Subsidiary of the Company which the Company designates as a Material Operating Subsidiary.

     "Merger" shall mean the merger of the Company with and into the Purchaser pursuant to the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 24, 1997, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted by the Loan Documents, among Nortek, the Purchaser and the Company, which Agreement provides for the consummation of the Tender Offer and the merger of the Purchaser with and into the Company, with the Company being the Surviving Corporation.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Napco" shall mean Napco, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

     "Napco Acquisition" shall mean the acquisition by the Napco Purchaser of all of the shares of common stock of each of Napco Target I and Napco Target II and of all of the options to purchase such shares of common stock from the holders (other than the Napco Purchaser) of such shares and options upon the consummation of the Napco Merger for cash consideration in an aggregate amount equal to the Napco Cash Purchase Price.

     "Napco Cash  Purchase  Price" shall mean the sum of (i)  $75,300,000,  plus
(ii)  the  aggregate  amount,  if any,  payable  by or on  behalf  of the  Napco
Purchaser pursuant to and in accordance with Section 2.6 of the Napco Merger Agreement (regarding post-closing adjustments), plus (iii) a contingent payment in the amount of $1,500,000, plus (iv) the aggregate amount of the adjustment, if any, to such contingent payment pursuant to and in accordance with Section
2.4 of the Napco Merger  Agreement  (regarding the  contingent  payment) or such
Section 2.6, as the case may be.

     "Napco Commitment" shall mean, as to any Bank, that portion of its Commitment set forth on Schedule I under the heading "Napco Commitment" as such amount may be adjusted from time to time pursuant to subsection 2.6, 2.8 or 9.7.

     "Napco Facility" shall mean, at any time, the aggregate amount of the Banks' Napco Commitments.

     "Napco L/C" shall mean the Stand-by L/C issued under this Agreement for the account of the Company in substitution for the Existing Napco L/C.

     "Napco Merger" shall mean the merger pursuant to the Napco Merger Agreement of Napco Target I and Napco Target II with and into the Napco Purchaser, the surviving corporation of such merger being Napco.

     "Napco Merger Agreement" shall mean the Merger Agreement dated September 1, 1998, as amended by the Amendment dated as of October 9, 1998, among Napco Target I, Napco Target II, the Napco Purchaser and Nortek, as amended, supplemented or otherwise modified from time to time in accordance with its terms, but solely to the extent permitted under the Loan Documents.

     "Napco  Payment  Amount"  shall  have  the  meaning   ascribed  thereto  in
subsection 2.8(d).

     "Napco Purchaser" shall mean 2001 Investments, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

     "Napco Subordinated Note" shall mean the promissory note dated October 9, 1998 from the Napco Purchaser to the Company in the amount of the Napco Cash Purchase Price, as amended, supplemented or otherwise modified from time to time in accordance with its terms, but solely to the extent permitted under the Loan Documents.

     "Napco Target I" shall mean Napco, Inc., a Pennsylvania corporation.

     "Napco Target II" shall mean NVP, Inc., a Pennsylvania corporation.

     "Napco Transaction" shall mean, collectively, (i) the Napco Merger, (ii) the Napco Acquisition and (iii) the assumption by the Napco Purchaser of certain indebtedness of Napco Target I and Napco Target II in an aggregate principal amount not to exceed $9,900,000 consisting of term loans, capital leases and a stand-by letter of credit.

     "Net Proceeds" shall mean the aggregate cash proceeds received from time to time (whether as initial consideration or through payment or disposition of any deferred payment obligation) by the Company or any Subsidiary in respect of any sale or other disposition of its assets (whether at the time of any such sale or disposition or at any time thereafter), in each case net of (a) the reasonable expenses (including legal fees and brokers' and underwriters' commissions paid to third parties) incurred in effecting such asset sale or other disposition,
(b) any taxes reasonably  attributable to such asset sale or other  disposition,
(c) the amount of any Indebtedness (other than the Obligations) secured by a Lien on any such asset that, by the terms of the instrument evidencing such Indebtedness, is required to be repaid upon such sale or other disposition and
(d) to the extent the Company or such Subsidiary is required to maintain reserves for liabilities resulting from such asset sale or other disposition, reasonable reserves so long as such reserves are required to be so maintained; provided, however, that (i) the amount of any liabilities existing at the time of an asset sale or disposition which relate to the assets sold, which are not assumed by the purchaser and which the seller remains obligated to pay, shall be deducted from the aggregate cash proceeds of such sale or disposition; (ii) if any deferred payment obligation is evidenced by any note or other obligation of the purchaser or any third party, then any document or instrument evidencing such obligation shall be pledged by the Company or the Subsidiary involved to the Agent for the benefit of the Banks pursuant to the Company Security Agreement or a security agreement similar to the Company Security Agreement but only as collateral for the obligation to prepay pursuant to subsection 2.8(d) with respect to the asset sale or disposition to which such document or instrument relates (but subject to release if any such document is sold by the Company or the Subsidiary involved so long as the proceeds are applied in accordance with such subsection 2.8(d)), provided that the Company or such Subsidiary shall not be required to pledge any such document or instrument if the aggregate amount of Indebtedness evidenced by all such documents and instruments which are not pledged in accordance with the terms of this definition does not exceed $15,000,000 at any time outstanding; and provided further that the Company will be entitled, except after the occurrence and during the continuance of an Event of Default, to receive all payments with respect to such instruments, subject to the prepayment obligations in subsection 2.8(d); and (iii) Net Proceeds shall not include cash proceeds of (A) asset sales permitted by subsections 6.4(a), (c) and (g) and (B) mergers permitted by subsections 6.4(b) and (f).

     "Non-Core   Subsidiaries"   shall  mean  each  Subsidiary  of  the  Company
identified as such on Schedule 3.12.

     "Nortek" shall have the meaning ascribed thereto in the preamble hereto.

     "Nortek Administrative Fee" shall mean an annual fee charged by Nortek commencing with the fiscal year ending December 31, 1998 in an amount not to exceed 4% of the annual net sales of the Company and its consolidated Subsidiaries.

     "Nortek Indentures" shall mean (a) the Indenture dated as of February 14, 1994 between Nortek and State Street Bank and Trust Company (the "Trustee") pursuant to which Nortek's 9-7/8% Senior Subordinated Notes due March 1, 2004 were issued, (b) the Indenture dated as of March 17, 1997 between Nortek and the Trustee pursuant to which Nortek's 9-1/4% Senior Notes due March 15, 2007 were issued, (c) the Indenture dated as of August 26, 1997 between Nortek and the Trustee pursuant to which Nortek's 9-1/8% Senior Notes due September 1, 2007 were issued and (d) the Indenture dated as of July 31, 1998 between Nortek and the Trustee pursuant to which Nortek's 8-7/8% Senior Notes were issued, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Notes" shall have the meaning ascribed thereto in subsection 2.2.

     "Notice of Borrowing/Conversion" shall have the meaning ascribed to such term in subsection 2.3.

     "Obligations" shall mean the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company and the other Loan

Parties to the Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation:
(a) any interest accruing thereon after the date of filing any petition by or against the Company or any Subsidiary in connection with any bankruptcy or other proceeding, whether or not a claim by the Agent or any of the Banks is enforceable in such proceeding; and (b) all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of this Agreement) or otherwise.

     "Participant" shall have the meaning ascribed thereto in subsection 9.7(d).

     "Participating Interest" shall have the meaning ascribed thereto in subsection 9.7(d).

     "Patent Rights" shall have the meaning ascribed thereto in subsection 3.17.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor) established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Shareholders" means Nortek and the Purchaser, so long as it is a wholly-owned Subsidiary of Nortek.

     "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company, any Subsidiary or a Commonly Controlled Entity is (or, if such Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Post-Default Rate" shall have the meaning ascribed thereto in subsection 2.10(d).

     "Pre-Commitment  Information" shall mean all of the information relating to
(a) Nortek, the Company or any of their respective Subsidiaries (other than Napco and its Subsidiaries) furnished to the Agent by Nortek or the Company on or before August 14, 1997 and (b) Nortek, the Company, Napco or any of their respective Subsidiaries furnished to the Agent by Nortek or the Company on or before the Second Closing Date in connection with, or otherwise relating to, the Napco Transaction.

     "Prime Rate" shall mean a fluctuating interest rate per annum in effect from time to time, which rate shall at all times be equal to the higher of (a) the rate of interest publicly announced by Fleet in Boston, Massachusetts from time to time as its prime rate and (b) one half of one percent (1/2%) per annum above the Federal Funds Rate. The Prime Rate is not intended to be the lowest rate of interest charged by Fleet in connection with extensions of credit to debtors. Each change in any interest rate provided for herein based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.

     "Prime Rate Loans" shall mean Company Loans hereunder at such time as they bear interest based upon the Prime Rate.

     "Purchaser"   shall  mean  NTK  Sub,  Inc.,  a  Delaware   corporation  and
wholly-owned subsidiary of Nortek, formed by Nortek for the sole purpose of acquiring the Company.

     "Regulation A", "Regulation D", "Regulation G", "Regulation U" and "Regulation X" shall mean, respectively, Regulation A, Regulation D, Regulation G, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as from time to time in effect.

     "Regulatory Change" shall mean the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation
D) or treaties or foreign laws or regulations after the First Closing Date or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks of or under any United States federal, state or local laws or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Related Documents" shall mean the Merger Agreement, the Napco Merger Agreement, the Napco Subordinated Note and each of the documents evidencing Subordinated Indebtedness.

     "Release" shall have the same meaning as set forth in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. '9601(22), or state or local law.

     "Reorganization", as to any Multiemployer Plan, shall have the meaning assigned to such term in Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA other than those events as to which the 30-day notice period is waived.

     "Required Banks" shall mean, at any date, Banks having at least 51% of the aggregate amount of the Commitments, and, if the Commitments are terminated and Company Loans and/or Bank L/C Obligations are outstanding, Banks holding at least 51% of the aggregate principal amount of outstanding Company Loans and/or Commitment Percentages relating to Bank L/C Obligations, as the case may be.

     "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or guideline, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" of any Person shall mean the chief executive officer, president, chief financial officer, chairman, chief accounting officer or treasurer, or any executive vice president, of such Person.

     "Scheduled Payment Date" shall have the meaning ascribed thereto in subsection 2.8(d).

     "SEC Reports" shall mean the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 and other documents filed by the Company with the Securities and Exchange Commission during 1996.

     "Second Closing Date" shall mean the date on which each of the conditions precedent in Section 4 shall have been satisfied or duly waived.

     "Secured Parties" shall mean the Agent, the Banks, Fleet in its capacity as issuer of L/Cs hereunder and the Hedge Banks.

     "Security  Documents"  shall  mean,  collectively,   the  Company  Security
Agreement and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

     "Senior Funded Debt" shall mean, at any time of determination, the average (calculated for the two most recent consecutive full fiscal quarters of the Company for which consolidated financial statements of the Company and its Subsidiaries have been delivered to the Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b)), (a) aggregate Indebtedness of the Company and its Subsidiaries less (b) the aggregate Subordinated Indebtedness of the Company and its Subsidiaries, in each case calculated on a consolidated basis in accordance with GAAP, provided that with respect to any fiscal quarter ending on or before December 31, 1998, such average amount for any period ending on or before October 9, 1998 shall be calculated on a pro forma basis giving effect to the Napco Acquisition as though the Napco Acquisition had occurred at the beginning of such period.

     "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvency Certificate" shall mean a certificate substantially in the form of Exhibit G hereto.

     "Solvent" and "Solvency" shall mean with respect to any Person at the time of determination:

               (a) the then fair market value of its assets is greater than its probable liability on its existing debts (including contingent debts) as such debts become absolute and matured;

               (b) the then present fair saleable value of its assets is not less than the amount that will be required to pay its probable liability on its existing debts (including contingent debts) as such debts become absolute and matured;

               (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

The amount of contingent debts and other commitments at any time shall be computed as that amount that represents the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Special Subsidiary Loans" shall mean loans by the Company and/or any of its Subsidiaries to Subsidiaries which are not, directly or indirectly, wholly-owned Subsidiaries.

     "Specified Company L/C Obligations" at any date shall mean the sum of (a) the aggregate undrawn amount of all letters of credit as to which the Company or any Subsidiary is an account party at such date (excluding (i) the Fifth Third Letters of Credit, the First American Letter of Credit and the Napco L/C, and

(ii) any renewals, extensions and replacements of any of the Fifth Third Letters of Credit, the First American Letter of Credit or the Napco L/C), plus (b) the amount of all Unpaid Drawings in respect of Company L/Cs.

     "Subordinated Indebtedness" shall mean the Indebtedness permitted pursuant to subsection 6.1(f).

     "Stand-by L/C" means each letter of credit that was originally issued or deemed issued under the Existing Credit Agreement or is issued under this Agreement that is not a Trade L/C.

     "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries", in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Target I" and "Target II" shall have the respective meanings ascribed thereto in the preamble hereto.

     "Taxes" shall have the meaning ascribed thereto in subsection 2.13.

     "Tender Offer" shall mean the tender offer by the Purchaser for the acquisition of the common stock of the Company for $19.50 per share.

     "Termination Date" shall mean August 26, 2002 or, if such day is not a Business Day, the Business Day next preceding such day.

     "Toxic Chemical" shall mean any substance on the list described in Section 313(c) of the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. '11023(c).

     "Trade L/C" means any letter of credit that was originally issued or deemed issued under the Existing Credit Agreement or is issued under this Agreement for the benefit of a supplier of Inventory (as defined in the Company Security Agreement) for the account of the Company or any of the Designated Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to Fleet, as issuer of such letter of credit, of negotiable bills of lading, invoices and related documents sufficient, in the judgment of Fleet, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of Fleet.

     "Tranche" shall mean all Eurodollar Loans of the same borrower with the same Interest Period, which Interest Period ends on the same day.

     "Tranche Limit" at any time shall mean a number equal to the sum of the number of Designated Subsidiaries at such time plus six; provided that the Tranche Limit shall not be less than nine.

     "Type" shall mean, as to any Company Loan, its nature as a Prime Rate Loan or Eurodollar Loan, as the case may be.

     "Unpaid Drawings" shall mean any amount paid or disbursed by Fleet in respect of any drawing under any L/C for which Fleet has not received prior payment from the applicable Account Party in accordance with subsection 2.1(c)(i)(D), provided that such amount shall cease to be an "Unpaid Drawing" upon Fleet's receipt of such amount from the applicable Account Party.

     "Working Day" shall mean any Business Day on which dealings in foreign currency and exchange between banks may be carried on in London, England and Boston, Massachusetts.

     1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have such defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein, in the Loan Documents and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     (d) In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

           SECTION 2.AMOUNTS AND TERMS OF COMMITMENTS

     2.1 Commitments. (a) (i) Company Loans. Each Bank has made a single term loan to the Company and the Designated Subsidiaries, or has been assigned an interest in such a term loan made by a Bank (as defined in the Existing Credit Agreement), pursuant to the Existing Credit Agreement (each such term loan will be deemed to be a term loan hereunder and shall be referred to as a "Company Loan" and, together with such other term loans, the "Company Loans") in an aggregate principal amount which, as of the Second Closing Date and after giving effect to all prepayments and scheduled payments under the Existing Credit Agreement, is set forth on Schedule I, as such amount may be reduced from time to time as provided herein. Any portion of any Company Loan repaid or prepaid may not be reborrowed, provided that the consummation of the transaction described in subsection 2.1(a)(ii) shall not constitute a repayment or prepayment for the purposes hereof.

     (ii) Effective as of the Second Closing Date, each Existing Bank hereby sells and assigns all of its rights in and to, and all of its obligations under, each Existing Outstanding owing to it and the Existing Commitment held by it to the Banks and each Bank hereby purchases and assumes, pro rata based on such Bank's Company Commitment, all of the Existing Banks' rights in and to, and obligations under, the Existing Outstandings and the Existing Commitments, the amounts of which are set forth opposite its name on Schedule 9.13 hereto.

     (b) The Company Loans may be made as (i) Eurodollar Loans, (ii) Prime Rate Loans or (iii) subject to the other provisions hereof, any combination thereof, as determined by the Company and notified to the Agent in accordance with subsection 2.3.

     (c) (i) (A) Existing Company L/Cs. Effective as of the Second Closing Date,
(I) the "L/Cs" issued for the account of any Account Party by Fleet pursuant to the Existing Credit Agreement (such "L/Cs" as are outstanding thereunder on the Second Closing Date and set forth on Schedule 2.1 being, collectively, the "Existing Company L/Cs", and individually, an "Existing Company L/C"), will be deemed to be Company L/Cs hereunder for the account of such Account Party, (II) the Existing Company L/Cs will no longer be Obligations outstanding under the Existing Credit Agreement and (III) Fleet will be deemed to have sold and transferred an undivided interest and participation in respect of each Existing Company L/C issued by it and each Bank hereunder will be deemed to have purchased and received as provided in subsection 2.1(a)(ii), without further action on the part of any party, an undivided interest and participation in such Existing Company L/C, based on such Bank's Commitment Percentage of such Existing Company L/C.

     (B) L/Cs. Upon the execution and delivery by the Company or a Designated Subsidiary, as the case may be, to Fleet of an Application for a Company L/C or the Napco L/C, and upon payment by the Company to Fleet of the standard charges and fees then customarily imposed by Fleet in connection with such Application (which have been supplied to the Company) for the sole account of Fleet, Fleet shall from time to time on any Business Day, subject to the terms and conditions of this Agreement and in reliance on the agreements of the other Banks set forth in subsection 2.19(c), in a timely manner in accordance with its standard operating procedures, issue Company L/Cs for the account of the Company or any Designated Subsidiary, in each case in an aggregate face amount up to the Available Company L/C Commitment as then in effect and issue the Napco L/C for the account of the Company in a face amount equal to the Available Napco Commitment as then in effect, in each case with a term selected by the Company or such Designated Subsidiary, as the case may be, which shall not exceed one year plus renewals as provided therein, in the case of Stand-by L/Cs, and 180 days, in the case of Trade L/Cs, and which shall expire in either case no later than 30 days prior to the Termination Date. The Agent shall notify each Bank of the issuance of an L/C hereunder, and Fleet will be deemed to have sold and transferred an undivided interest and participation in respect of each L/C issued by it and each Bank hereunder will be deemed to have purchased and received, without further action on the part of any party, an undivided interest and participation in such L/C, based on such Bank's Commitment Percentage of such L/C. The Company may only request the issuance of one Stand-by L/C under the Napco Facility.

     (C) Intentionally omitted.

     (D) Fleet shall notify the Company of any payment or disbursement to be made by Fleet under any L/C not later than one Business Day prior to the date on which such payment or disbursement is to be made by Fleet. The applicable Account Party shall pay Fleet in advance of any drawing in immediately available funds at its office indicated on Schedule I on the earlier of the day of demand therefor by Fleet and the day on which Fleet delivers notice in accordance with the immediately preceding sentence.

     (ii) Upon the presentation and payment of a draft pursuant to any Company L/C and the payment in full to Fleet by the applicable Account Party in respect thereof or upon the expiration or termination of any Company L/C without any drawing under such Company L/C, in each case in accordance with the terms and conditions thereof, the face amount of such Company L/C shall be added to the Available Company L/C Commitment against which Company L/Cs can be issued hereunder.

     (iii) If, notwithstanding the other provisions of this subsection 2.1(c), on the Termination Date there are outstanding any L/Cs which have not expired or been terminated with the consent of the Company, the applicable Account Party and the respective beneficiaries thereof, then this Agreement (including, without limitation, this subsection 2.1(c) and subsection 2.22) and the respective rights, obligations and covenants of the Company, the Designated

Subsidiaries, Fleet and the Banks under this Agreement shall remain in full force and effect until the date on which the last of the L/Cs expires or is terminated with the consent of the Company, the applicable Account Party and the respective beneficiaries thereof and all payments made or to be made by Fleet under the L/Cs are paid or reimbursed in full by the Company or one or more of the Designated Subsidiaries, in the case of Company L/Cs, or by the Company, in the case of the Napco L/C, except that Fleet's Commitment shall terminate on the Termination Date.

     (iv) Intentionally omitted.

     (v) Upon the presentation for payment of any draft to be drawn under a Trade L/C, the Company shall pay to Fleet for the ratable benefit of the Banks a payment commission or fee (each a "Drawing Fee") equal to one quarter of one percent (1/4%) of the face amount of the draft.

     (vi) The Company shall pay to the Agent for the ratable benefit of the Banks an Issuance Fee with respect to each Stand-by L/C on the undrawn amount of such Stand-by L/C, at an annual rate equal to the percentage set forth in the definition of Issuance Fee, and payable on the date of issuance and thereafter in advance on the first day of each January, April, July and October so long as such Stand-by L/C is outstanding; provided, however, that such Issuance Fee shall be pro rated for the portion of any quarter during which the undrawn amount of such Stand-by L/C is reduced or such Stand-by L/C is terminated and the Agent and the Banks shall refund to the Company any unearned portion of such Issuance Fee.

     (vii) Each Unpaid Drawing shall be due and payable immediately and shall bear interest until paid in full at the Post-Default Rate regardless of whether or not there are funds in any account of the applicable Account Party with Fleet in an amount equal to or exceeding such Unpaid Drawing, sufficient Available Company Commitments to permit creation of a Company Loan sufficient to fund payment of such Unpaid Drawing or Fleet advances any funds in payment thereof. In the event of any conflict, discrepancy or any omission of terms provided herein between the terms established by Fleet in its Application or otherwise and this Agreement, the terms provided herein shall prevail.

     (viii) The obligations of each Account Party under this subsection 2.1(c) to pay Fleet in advance the amount of any payment or disbursement to be made by Fleet under any L/C or to reimburse Fleet with respect to Unpaid Drawings (including interest thereon) shall, subject to the other provisions of this
Agreement, including without limitation subsection 2.22, be absolute and unconditional under any and all circumstances and (but as so subject) irrespective of any setoff, counterclaim or defense to payment which the Company or any Designated Subsidiary may have or have had against Fleet, including (without limitation, but as so subject) any defense based on the failure of any drawing under the L/C to conform to the terms of such L/C or any non-application or misapplication by the beneficiary of the L/C of the proceeds of such drawing.

     2.2 Notes. The Company Loans made by each Bank and such Bank's participation in each L/C in accordance with subsection 2.19(c) shall be evidenced by promissory notes, substantially in the form of Exhibit A (individually, a "Note" and, collectively, the "Notes"), in each case with appropriate insertions as to date, name of Bank and principal amount, payable to the order of such Bank and evidencing the obligation of the Company or the applicable Designated Subsidiary, as the case may be, to pay the outstanding principal amount thereof with interest on the unpaid principal amount from time to time outstanding of such Note as prescribed in subsection 2.10. Each Bank is hereby authorized to record the date, Type and amount of each Company Loan, the maturity date therefor and the date and amount of each repayment of principal thereof, and, in the case of Eurodollar Loans, the interest rate with respect thereto, either on its own books and records or on the schedule (or any continuations thereof) annexed to and constituting a part of its Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the obligation of the Company and the Designated Subsidiaries to repay the Company Loans. Each Note shall (a) be dated the Second Closing Date, (b) be payable with respect to principal as set forth in subsection 2.9, and (c) bear interest on the unpaid principal amount thereof from time to time outstanding until payment in full of the principal amount thereof at the applicable interest rate per annum determined as provided in subsection 2.10. Interest on the Notes shall be payable on the dates specified in subsection 2.10.

     2.3 Procedure for Loan Borrowings. (a) The Company may from time to time request for itself or on behalf of any Designated Subsidiary that all or any portion of the Company Loans of one Type be converted into Company Loans of the other Type by giving irrevocable notice to the Agent, three Working Days prior to the requested conversion date, in the case of Eurodollar Loans, and one Business Day prior to the requested conversion date, in the case of Prime Rate Loans, provided that (i) in the case of any conversion from a Prime Rate Loan to a Eurodollar Loan, (A) the Interest Period available for such Eurodollar Loan shall be subject to subsection 2.3(c), (B) the obligation of the Banks to make Eurodollar Loans shall not then be suspended pursuant to subsection 2.12 or 2.14 and (C) the number of Eurodollar Loan Tranches in effect after giving effect to such conversion shall not exceed the Tranche Limit then in effect and (ii) in the case of any conversion from a Eurodollar Loan to a Prime Rate Loan, (A) such conversion shall only be made on the last day of an Interest Period for such Eurodollar Loan and (B) after giving effect to such conversion, the aggregate amount of all Eurodollar Loans having the same Interest Period ending on the same date is at least $1,000,000. Each such notice of borrowing or conversion (a "Notice of Borrowing/Conversion") shall be substantially in the form of Exhibit C hereto, and shall specify: (1) the borrower and the amount to be borrowed or converted, (2) the requested borrowing or conversion date, (3) whether the Type of Company Loan to be borrowed, or into which a Company Loan shall be converted, is to be a Eurodollar Loan, Prime Rate Loan or a combination thereof and, if a combination, the respective amount of each Type of borrowing and (4) in the case of Eurodollar Loans, the length of the Interest Period with respect thereto. The aggregate amount of Company Loans to any Designated Subsidiary at any time outstanding shall not exceed the Designated Subsidiary Borrowing Limit for such Designated Subsidiary in effect at such time.

     (b) The provisions of subsection 2.3(a) notwithstanding, if the Company or any Designated Subsidiary, as applicable, shall not have given a timely notice of the next Interest Period for any outstanding Eurodollar Loan, then unless the Agent shall have received notice that the Company or such Designated Subsidiary, respectively, elects not to continue such Eurodollar Loan on the last day of such Interest Period as a Eurodollar Loan (such notice to have been received at least one Business Day prior to the last day of such Interest Period) the Company or such Designated Subsidiary, as the case may be, shall be deemed irrevocably to have requested that Prime Rate Loans be made by the Banks on the last day of such Interest Period in the same aggregate amount as the Eurodollar Loans the last day of the Interest Period of which is on such day (subject, however, to the requirement that the aggregate amount of the Company Loans outstanding at any time pursuant to subsection 2.1 may not exceed the amounts of the Available Company Commitments then in effect).

     2.4 Intentionally Omitted.

     2.5 Intentionally Omitted.

     2.6 Termination or Reduction of Commitments. (a) Optional. The Company shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Company Commitments or the Napco Commitments or, from time to time, to reduce the amount of the Company Commitments or the Napco Commitments, provided that no such reduction or termination shall be permitted if, after giving effect thereto, and to any prepayments of the Company Loans and any payments or reimbursements in respect of Company L/Cs or the Napco L/C, as the case may be, by the Company or any Designated Subsidiary made on the effective date of such reduction or termination, the then outstanding principal amount of the Company Loans and Bank L/C Obligations arising with respect to the Company L/Cs or the Napco L/C, as the case may be, would exceed the amount of the Company Commitments or Napco Commitments, respectively, then in effect. The aggregate amount of all reductions indicated on the same notice delivered under this subsection shall be in an amount of (i) $5,000,000 or a whole multiple of $1,000,000 in excess thereof or (ii) (in the case of a termination) the aggregate amount of the Company Commitments or Napco Commitments, as the case may be, then in effect, and shall reduce permanently in accordance with the allocations set forth in such notice the amount of the Company Commitments or

Napco Commitments then in effect. The Commitments once terminated or reduced may not be reinstated.

     (b) Mandatory. After giving effect to the Company Loans made on or before the Second Closing Date and the issuance of the Napco L/C, upon each repayment or prepayment of the Company Loans, upon each drawing under the Napco L/C and payment by the Company of amounts due hereunder in respect of such drawing and upon the expiration or termination of such Napco L/C, the aggregate Company Commitments or Napco Commitments, as applicable, of the Banks shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Company Commitments or Napco Commitments, respectively, immediately prior to such reduction exceed the aggregate unpaid principal amount or face amount, as the case may be, of the Company Loans and the Company L/C Sublimit and the remaining face amount, if any, of the Napco L/C and the outstanding principal amount, if any, of any Unpaid Drawings in respect of the Napco L/C immediately after giving effect to any such drawing and payment, expiration or termination, respectively. The Commitments once terminated or reduced may not be reinstated.

     2.7 Fees. (a) The Company agrees to pay to the Agent for the account of each Bank the Facility Fee for the period commencing on the Second Closing Date extending to but not including the earlier of (i) the date the Commitments are terminated or (ii) the Termination Date. The accrued Facility Fee shall be payable on the last day of each March, June, September or December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Second Closing Date.

     (b) The Company agrees to pay to the Agent the additional fees in the amounts and upon the terms set forth in the Fee Letter.

     (c) The Company agrees to pay to the Agent on the Second Closing Date for the account of each Bank an amendment and restatement fee in the amount of 1/8 of 1% of such Bank's Commitment.

     2.8 Optional and Mandatory Prepayments. (a) The Company and each Designated Subsidiary may at any time and from time to time prepay the Company Loans then outstanding, in whole or in part, without premium or penalty, provided, however, that if the Company or any Designated Subsidiary prepays any Eurodollar Loans on any day other than the last day the Interest Period therefor, the Company or such Designated Subsidiary shall concurrently pay any amounts due under subsection 2.16 incurred in connection therewith. Optional prepayments pursuant to this subsection 2.8(a) shall be made upon at least three Working Days' prior irrevocable notice to the Agent in the case of Eurodollar Loans, and one

Business Day's prior irrevocable notice to the Agent in the case of Prime Rate Loans, specifying (i) the date and amount of such prepayment, (ii) the Facility or Facilities under which the prepayment will be made, (iii) whether the prepayment is of Eurodollar Loans, Prime Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each Type and (iv) in the case of Eurodollar Loans, the Interest Periods affected. If any such notice is given, the Company or the Designated Subsidiary involved, as applicable, will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. The aggregate amount of all prepayments of the Company Loans specified in the same notice delivered pursuant to this paragraph (a) shall be in an amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof or the amount of all Company Loans then outstanding, provided that prepayments of Eurodollar Loans pursuant to this paragraph (a) shall be made in such a manner that, after giving effect to such prepayments, no Eurodollar Loans having the same Interest Period shall be maintained in an amount less than $1,000,000.

     (b) Intentionally omitted.

     (c) Intentionally omitted.

     (d) The Company shall prepay the Company Loans then outstanding and reduce the Company Commitments as set forth in subsection 2.6(b) upon the receipt by the Company or any Subsidiary of Net Proceeds of any sale or other disposition of any of its assets, in each case to the extent set forth below:

               (i) during such time as the Leverage Ratio (calculated based on the financial statements most recently delivered to the Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b)) is greater than or equal to 2.50:1.00, 75% of all such Net Proceeds shall be applied to prepay the installments required to be made on the Company Loans pursuant to subsection 2.9 in direct order of the maturity thereof; and

               (ii) during such time as the Leverage Ratio  (calculated based on the  financial  statements  most  recently  delivered to the
                    Agent and the Banks pursuant to and in compliance with subsection 5.1(a) or (b)) is less than 2.50:1.00, 50% of all such Net Proceeds shall be applied to prepay the installments required to be made on the Company Loans pursuant to subsection 2.9 in direct order of the maturity thereof;

Notwithstanding the foregoing provisions of this subsection 2.8(d), (A) subject to the final sentence of this subsection 2.8(d), the Company may deduct from the aggregate amount of the Net Proceeds arising from the Allied Sale otherwise payable under clauses (i) and (ii) of the subsection 2.8(d) an amount (the

"Napco Payment Amount") not to exceed $2,500,000, but only to the extent that the portion of such Net Proceeds representing the Napco Payment Amount is used solely to repay or prepay the Existing Napco Debt or any other Indebtedness incurred by the Napco Purchaser or Napco in substitution for, or otherwise in replacement of, all or any portion of the Existing Napco Debt and (B) solely with respect to payments due under any document or instrument which is not required to be pledged by the Company or any of its Subsidiaries to the Agent as set forth in the definition of "Net Proceeds", the Company shall prepay the Company Loans then outstanding and reduce the Commitments as set forth in subsection 2.6(b) on the following dates (each a "Scheduled Prepayment Date"), in each case in an aggregate amount equal to the applicable percentage on the March 31 immediately preceding such Scheduled Prepayment Date as set forth in clause (i) or (ii) of this subsection 2.8(d) of that amount which is equal to the aggregate amount of Net Proceeds received by the Company or the applicable Subsidiary under such document or instrument during the one-year period immediately preceding such Scheduled Prepayment Date less the aggregate amount of Net Proceeds with respect to which the Company has made prepayments prior to such Scheduled Prepayment Date in accordance with this subsection 2.8(d):

                     Scheduled Prepayment Dates

                     June 1, 1999
                     June 1, 2000
                     and each subsequent June 1 until the Termination Date

Prior to any application of the Net Proceeds of the Allied Sale in accordance with clause (A) of this subsection 2.8(d), the Company shall deliver to the Agent a certificate of a Responsible Officer of the Company in form and substance satisfactory to the Agent setting forth (i) the amount of Net Proceeds received or to be received by the Company from the Allied Sale, (ii) the Napco Payment Amount and (iii) the manner of application of the Napco Payment Amount to the repayment or prepayment of the Existing Napco Debt or any other Indebtedness referred to in such clause (A).

     (e) Any payment of the Company Loans pursuant to this subsection 2.8 or to subsection 2.9 shall be applied first to the Prime Rate Loans of the Company and the Designated Subsidiaries then outstanding, and the balance of any payment shall be applied to the Eurodollar Loans of the Company and the Designated Subsidiaries in chronological order of the respective maturities thereof (or as the Company may otherwise specify in writing to the Agent), together with any payments required by subsection 2.16.

     2.9 Repayment of Loans. The Company shall, and shall cause each Designated Subsidiary to, repay to the Agent for the ratable account of the Banks the aggregate outstanding principal amount of the Company Loans owing by the Company or such Designated Subsidiary, as the case may be, on the following dates in the aggregate amounts indicated for all such Company Loans being repaid on such date

(which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in subsection 2.8(d)):

    Date                                                                Amount
March 31, 1998 .......................................               $ 1,000,000
June 30, 1998 ........................................               $ 1,000,000
September 30, 1998 ...................................               $ 1,000,000
December 31, 1998 ....................................               $ 1,000,000
March 31, 1999 .......................................               $ 1,000,000
June 30, 1999 ........................................               $ 1,000,000
September 30, 1999 ...................................               $ 1,000,000
December 31, 1999 ....................................               $ 1,000,000
March 31, 2000 .......................................               $ 1,250,000
June 30, 2000 ........................................               $ 1,250,000
September 30, 2000 ...................................               $ 1,250,000
December 31, 2000 ....................................               $ 1,250,000
March 31, 2001 .......................................               $ 1,500,000
June 30, 2001 ........................................               $ 1,500,000
September 30, 2001 ...................................               $ 1,500,000
December 31, 2001 ....................................               $ 1,500,000
March 31, 2002 .......................................               $ 3,000,000
June 30, 2002 ........................................               $ 3,000,000
August 26, 2002 ......................................               $96,728,225

provided, however, that the final principal installment shall be repaid on the earlier of the Termination Date and the date of the termination in full of the Company Commitments pursuant to subsection 2.6 or Section 7 and in any event shall be in an amount equal to the aggregate principal amount of the Company Loans, Company L/Cs and Unpaid Drawings in respect of Company L/Cs outstanding on such date.

     2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time.

     (b) Each Prime Rate Loan shall bear interest on the aggregate unpaid principal amount thereof at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin in effect from time to time.

     (c) Each Unpaid Drawing shall bear interest on the aggregate unpaid principal amount thereof at the Post-Default Rate in accordance with subsection 2.1(c)(vii).

     (d) If all or a portion of the principal amount of any of the Company Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting the rights of the Banks under Section 7, bear interest at a rate per annum which is two percent (2%) above the otherwise applicable rate (the "Post-Default Rate"), from the date of such non-payment until paid in full (before, as well as after, judgment); provided that if such overdue principal amount is of Eurodollar Loans, then, at the end of the Interest Period relating thereto, such Eurodollar Loans may be continued only as Prime Rate Loans and shall bear interest at a rate per annum which is two percent (2%) above the rate required to be paid on Prime Rate Loans pursuant to subsection 2.10(b) until paid in full (before as well as after judgment).

     (e) Interest on each Company Loan shall be payable in arrears on each Interest Payment Date applicable thereto.

     (f) Anything herein to the contrary notwithstanding, the obligation of the Company and each Designated Subsidiary to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank; provided that nothing in this subsection 2.10(f) shall release the Company or any Designated Subsidiary, as applicable, from paying any portion of interest then payable to the extent that such Bank's receipt thereof would be permissible under such law or laws. Any such payments of interest which are not made to any Bank as a result of the limitation referred to in the preceding sentence shall be made by the Company and each Designated Subsidiary to such Bank on the earliest Interest Payment Date or Dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest which may be charged or collected by the Agent.

     2.11 Computation of Interest and Fees. (a) The Facility Fee and interest in respect of Prime Rate Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. Interest on all Eurodollar Loans and Issuance Fees and the fees payable pursuant to subsection 2.7(b) shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable, but not later than the close of business on the date of determination, notify the Company and the Designated Subsidiaries and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on the Company Loans resulting from a change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced, or such change in the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Agent shall as soon as practicable, but not later than three Business Days before the close of business on the effective date, notify the Company and the Designated Subsidiaries and the Banks of the effective date and the amount of each such change.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be prima facie evidence of the accuracy of the facts so determined.

     2.12 Inability to Determine Interest Rate. Notwithstanding any other provision of this Agreement, in the event that the Required Banks shall reasonably have determined (which determination shall be prima facie evidence of the facts so determined) that the rates quoted by Fleet for the purpose of computing the Eurodollar Rate do not adequately and fairly reflect the cost to the Banks of funding any Company Loans that the Company or any Designated Subsidiary has requested be converted into Eurodollar Loans, such Banks shall notify the Agent thereof and the Agent shall promptly give telecopier or telephonic notice of such determination, confirmed in writing to the Company or such Designated Subsidiary and the Banks at least one Business Day prior to the requested conversion date for such Eurodollar Loans. Unless the Company or such Designated Subsidiary shall have notified the Agent promptly after receipt of such telecopier or telephonic notice that it wishes to rescind or modify its request regarding such Eurodollar Loans, any requested Eurodollar Loans shall be made as Prime Rate Loans. Until any such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made. The Agent shall withdraw such notice promptly after it determines that the circumstances giving rise to the delivery of such notice no longer exist.

     2.13 Taxes. (a) All payments made by the Company and each Designated Subsidiary under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent and such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Bank hereunder or under the Notes, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes, including Taxes on such increased amount) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company or any Designated Subsidiary, as promptly as possible thereafter, the Company or such Designated Subsidiary shall send to the Agent for the account of such Bank a certified copy of an original official receipt received by the Company or such Designated Subsidiary showing payment thereof. If the Company or any Designated Subsidiary fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company or such Designated Subsidiary shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. Each Bank confirms to the Company and the Designated Subsidiaries that tax withholding requirements do not currently apply to payments to be made to it hereunder.

     (b) If the Company or any Designated Subsidiary shall at any time be required to withhold any Taxes in respect of any amount payable to any Bank hereunder or under the Notes, the Company or such Designated Subsidiary shall be entitled to prepay the Company Loans allocable to such Bank, and the Company or such Designated Subsidiary shall be entitled to terminate the Commitment of such Bank (such prepayment to be made together with all other amounts due to such Bank hereunder and under the Notes, including, without limitation, interest, fees and any amounts payable pursuant to subsection 2.16).

     (c) Each Bank agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be) to avoid the imposition of any Taxes on payments hereunder or to minimize any amounts which might otherwise be payable pursuant to this subsection 2.13; provided, however, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burden deemed by such Bank to be material.

     (d) If the Company or any Designated Subsidiary makes any additional payment to the Agent or any Bank pursuant to this subsection 2.13 in respect of any Taxes, and the Agent or such Bank determines that it has received (i) a refund of such Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes with respect to which it has received payments under this subsection 2.13, the Agent and such Bank shall, to the extent that they can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Company or such Designated Subsidiary such amount as the Agent and such Bank shall have determined to be attributable to the deduction or withholding of such Taxes. If the Agent or such Bank later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this subsection 2.13(d), the Company or such Designated Subsidiary shall upon demand of the Agent or such Bank promptly repay the amount of such overpayment. Any determination made by the Agent or such Bank pursuant to this subsection 2.13(d) shall constitute prima facie evidence of the accuracy thereof, and nothing in this subsection 2.13(d) shall be construed as requiring the Agent or any Bank to conduct its respective business or to arrange or alter in any respect its respective tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of the Agent or any Bank.

     2.14 Illegality. Notwithstanding any other provision herein, if any Regulatory Change shall make it unlawful for any Bank to make or maintain
Eurodollar Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans, (a) the agreements of such Bank hereunder to make Eurodollar Loans shall forthwith be suspended for the duration of such illegality and (b) each Eurodollar Loan then outstanding, if any, shall be converted into a Prime Rate Loan on the last day of the Interest Period therefor or within such earlier period as required by law for the duration of such illegality. If any such conversion of a Eurodollar Loan is made on a day which is not the last day of the Interest Period therefor, the Company and each Designated Subsidiary hereby agrees to pay promptly to any Bank, upon its demand, any amounts required to be paid by the Company and such Designated Subsidiary pursuant to subsection 2.16 (such Bank's reasonable notice of such costs and the manner in which they were calculated, as certified to the Company or such Designated Subsidiary, as applicable, shall constitute prima facie evidence of the accuracy of the amounts set forth therein). This agreement shall survive termination of this Agreement and the payment of the outstanding Notes. Each Bank shall use its reasonable efforts to promptly notify the Company and each Designated Subsidiary as soon as practicable as to any Regulatory Change described in this subsection 2.14.

     2.15 Increased Costs. (a) In the event that any Regulatory Change:

               (i) subjects any Bank to any tax of any kind whatsoever with respect to this Agreement, its Notes or any Company Loans made by it, or changes the basis of taxation of payments to such Bank of principal, interest, fees or any other amount payable hereunder (except for changes in Taxes and except for taxes measured by the net income of such Bank);

               (ii) imposes,  modifies  or  holds  applicable  to such  Bank any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit, compulsory loan or similar requirement against any Eurodollar Loans made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Bank (or any Person controlling such Bank) (but only to the extent not otherwise included in the determination of the Eurodollar Rate); or

               (iii)imposes  on such Bank any  other  condition  affecting  this
                    Agreement or any Company Loans made hereunder;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining Company Loans or Commitments or to reduce any amount receivable by it in respect of Company Loans or Commitments, then, in any such case, the Company or the applicable Designated Subsidiary shall promptly pay the Bank, upon its demand pursuant to subsection 2.15(c), any additional amounts necessary to compensate such Bank (or any Person controlling such Bank) for such additional cost or reduced amount receivable plus interest thereon at the Prime Rate, for five (5) Business Days from the date demanded and thereafter, at the Post-Default Rate, in each case until payment in full thereof.

     (b) In the event that any Bank (or any Person controlling such Bank) shall have reasonably determined that any Regulatory Change does or shall have the effect of reducing the rate of return on such Bank's (or such Person's) capital as a consequence of its obligations hereunder to a level below that which such Bank (or such Person) could have achieved on the Second Closing Date but for such Regulatory Change (taking into consideration such Bank's policies with respect to capital adequacy) by any amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank pursuant to subsection 2.15(c), the Company or the applicable Designated Subsidiary shall promptly pay the Bank such additional amount or amounts as will compensate such Bank (or such Person) for such reduction.

     (c) If any Bank (or any Person controlling such Bank) becomes entitled to claim any additional amounts pursuant to this subsection 2.15, it shall promptly after becoming aware thereof notify the Company or the applicable Designated Subsidiary of the event by reason of which it has become so entitled. Any such claim for additional amounts by such Bank shall be accompanied by a certificate setting forth in reasonable detail the calculation thereof (provided, however, that such Bank shall not be required to disclose proprietary or confidential information in such certificate), submitted by such Bank to the Company or the applicable Designated Subsidiary, and such certificate shall constitute prima facie evidence of the accuracy of the amount of such claim. This agreement shall survive termination of the Commitments and the payment in full of the outstanding Notes for 180 days (but not longer).

     (d) If the Company or any Designated Subsidiary shall at any time be required to pay amounts pursuant to this subsection 2.15 to any Bank (or any Person controlling such Bank), the Company or such Designated Subsidiary shall be entitled to prepay the Company Loans allocable to such Bank, and thereupon the Company or such Designated Subsidiary shall be entitled to terminate the Commitment of such Bank (such prepayment to be made together with all other amounts due to such Bank hereunder and under the Notes, including, without limitation, interest, fees and any amounts payable pursuant to subsection 2.16).

     2.16 Indemnity. Each of the Company and each Designated Subsidiary agrees to indemnify each Bank for, and to hold such Bank harmless from, any loss or expense (but not including loss of Applicable Margin) which such Bank may sustain or incur as a consequence of (a) any default by the Company or any Designated Subsidiary in borrowing or failure to borrow for any reason such Eurodollar Loans after the Company or such Designated Subsidiary has given a notice in respect thereof in accordance with subsection 2.3, (b) receipt by such Bank of any prepayment (whether optional or mandatory) of any Eurodollar Loan on a day which is not the last day of an Interest Period applicable to such Eurodollar Loan, (c) default by the Company or any Designated Subsidiary in making any prepayment of a Eurodollar Loan after it has given a notice in accordance with subsection 2.8(a) or (d) acceleration of any Eurodollar Loans, and each Bank shall use reasonable efforts to minimize any amounts due to such Bank pursuant to this subsection 2.16. The Company and each Designated Subsidiary shall promptly pay to each Bank, upon its demand (accompanied by the certificate described below), any amounts necessary to compensate such Bank for such losses or expenses incurred by such Bank in making or maintaining any Company Loans in accordance with this subsection 2.16, including, without limitation, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans. Any claim for additional amounts pursuant to the foregoing sentence by such Bank shall be accompanied by a certificate setting forth in reasonable detail the calculation thereof (provided, however, that such Bank shall not be required to disclose proprietary or confidential information in such certificate), submitted by such Bank to the Company or such Designated Subsidiary, and such certificate shall constitute prima facie evidence of the accuracy of the amount of such claim, provided that the determination of such amount is made on a reasonable basis. This subsection 2.16 shall survive termination of the Commitments and the payment in full of the outstanding Notes for 180 days (but not longer).

     2.17 Maximum Number of Tranches. Notwithstanding any other provision hereof, there shall not at any time be outstanding hereunder Tranches in excess of the Tranche Limit.

     2.18 Use of Proceeds. The proceeds of the Company Loans may only be used to
refinance   certain   Indebtedness  of  the  Company  and/or  its   Subsidiaries
outstanding on the First Closing Date.

     2.19 Pro Rata Treatment and Payments; L/C Participation. (a) Each borrowing of Company Loans by the Company or any Designated Subsidiary from the Banks, each payment by the Company on account of any fees hereunder (including, without limitation, any Issuance Fees and Drawing Fees in respect of L/Cs (but excluding fees payable pursuant to subsection 2.7(b))), and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Company or any Designated Subsidiary on account of principal of and interest on the Company Loans and other amounts due hereunder (other than payments made pursuant to subsection 2.13, 2.14, 2.15 or 2.16) shall be made pro rata according to the respective outstanding principal amounts of the Company Loans held by each Bank. All payments (including prepayments) to be made by the Company or any Designated Subsidiary on account of principal and interest on the

Notes or on account of any fees or other amounts due hereunder shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent's office in Boston, Massachusetts as set forth in subsection 9.2, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m. Boston, Massachusetts time, on the date on which such payment shall become due. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day and with respect to payments of principal interest thereon shall be payable at the then applicable rate during such extension.

     (b) Unless the Agent shall have been notified in writing by any Bank prior to a borrowing date that such Bank will not make the amount which would constitute its Commitment Percentage of the Company Loans on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such borrowing date, and the Agent may, in reliance upon such assumption, make available to the Company or a Designated Subsidiary, as applicable, a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily Federal Funds Rate during such period, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 365. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.19(b) shall be conclusive, absent manifest error. If such Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Company Loans hereunder, on demand, from the Company or a Designated Subsidiary, as applicable. Except as set forth in the immediately preceding sentence, neither the Company nor the Subsidiaries shall have any liability to any Person under this subsection 2.19(b).

     (c) (i) Fleet, as the issuing bank with respect to each L/C, irrevocably agrees to grant and hereby grants to each Bank (each Bank, in such capacity, an "L/C Participant") and, to induce Fleet to issue and maintain L/Cs hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from Fleet, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in Fleet's obligations and rights under each L/C issued or deemed issued by it hereunder and the amount of Unpaid Drawings with respect to any draft paid by Fleet thereunder, effective, in the case of each L/C issued (but not deemed issued) hereunder, on the date of issuance thereof and, in the case of each Existing Company L/C issued by Fleet, on the Second Closing Date. Each L/C Participant unconditionally and irrevocably agrees with Fleet with respect to any L/C that, if a draft is paid under such L/C for which Fleet is not reimbursed in full by the relevant Account Party on the date required by subsection 2.1(c)(vii), such L/C Participant shall pay to Fleet upon notification or demand at Fleet's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (ii) If any amount required to be paid by any L/C Participant to Fleet with respect to any L/C pursuant to subsection 2.19(c)(i) in respect of any unreimbursed portion of any payment made by Fleet under such L/C is paid to Fleet within three Business Days after the date such payment is due by such L/C Participant, such L/C Participant shall pay to Fleet on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to Fleet, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365. If any such amount required to be paid by any L/C Participant pursuant to subsection 2.19(c)(i) is not in fact made available to Fleet by such L/C Participant within three Business Days after the date such payment is due by such L/C Participant, Fleet shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Prime Rate Loans hereunder. A certificate of Fleet submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     (iii)Whenever, at any time after Fleet has made payment under any L/C and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.19(c)(i), Fleet receives any payment related to such L/C (whether directly from the Company, a Designated Subsidiary or otherwise, including by means of set-off or the proceeds of collateral applied thereto by Fleet), or any payment of interest on account thereof, Fleet will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Fleet shall be required to be returned by it, such L/C Participant shall return to Fleet the portion thereof previously distributed by Fleet to it. Neither the Company nor any Subsidiary shall have any liability or obligation to any person under this subsection 2.19(c).

     2.20 Guaranties. The due payment and performance of the Obligations of the Loan Parties shall be guaranteed to the Banks and the Agent by the Company and each of the Material Operating Subsidiaries listed on Schedule 2.20 hereto (hereinafter, together with any other Material Operating Subsidiary that executes and delivers a Guaranty, referred to, individually, as a "Guarantor" and, collectively, as the "Guarantors"), by the execution and delivery to the Agent by each Guarantor of a Guaranty in form and substance satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time with its terms, individually, a "Guaranty" and, collectively, as to all the Guarantors, the "Guaranties"). In addition, each Material Operating Subsidiary that becomes a Material Operating Subsidiary after the First Closing Date shall, concurrently with becoming a Material Operating Subsidiary, execute and deliver to the Agent a Guaranty, in form and substance satisfactory to the Agent, and upon such execution and delivery, such Material Operating Subsidiary shall become a Guarantor under the Loan Documents.

     2.21 Security. In order to secure, among other things, the due payment and performance by the Company, each Designated Subsidiary and each Guarantor of its respective Obligations, each of the Company, each other Guarantor and each Additional Subsidiary Grantor (collectively, together with any other Subsidiary that executes and delivers a Company Security Agreement or otherwise becomes a party to a Company Security Agreement, being referred to herein as "Collateral Grantors" and, individually, a "Collateral Grantor") has, pursuant to an amended and restated security agreement in form and substance satisfactory to the Agent and the Banks dated February 24, 1994 and amended and restated on the First Closing Date (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Company Security Agreement"), granted to the Agent for the ratable benefit of the Secured Parties a first priority lien on and security interest in the following:

               (a) all of the issued and outstanding shares of capital stock of each Guarantor (other than the Company);

               (b) all present and future accounts receivable and inventory of such Collateral Grantor; and

               (c) all proceeds and products of the property and assets described in clauses (a) and (b) above.

     Each Collateral Grantor shall execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Company Security Agreement, this subsection 2.21 and this Agreement. In addition, each Material Operating Subsidiary that becomes a Material Operating Subsidiary after the First Closing Date shall, concurrently with becoming a Material Operating Subsidiary, execute and deliver a Company Security Agreement supplement, in form and substance satisfactory to the Agent, pursuant to which such Material Operating Subsidiary will grant to the Agent for the ratable benefit of the Secured Parties a first priority lien on and security interest in the assets described in clause (b) of subsection 2.21 above and, to the extent it relates to such clause (b), clause (c) of such subsection 2.21 above, and upon such execution and delivery, such Material Operating Subsidiary shall become a Collateral Grantor under the Loan Documents.

     2.22 Additional L/C Provisions. (a) Without limiting the generality of subsection 2.15, if:

               (i) any Regulatory Change shall (A) impose, modify or deem applicable any reserve, special deposit, capital maintenance, deposit insurance premium or assessment, or similar requirement against letters of credit issued or deemed issued by, or assets held by, or deposits made with or for the account of, Fleet, (B) impose on Fleet any other condition regarding the L/Cs or (C) subject Fleet to any tax, charge, fee, deduction or withholding of any kind whatsoever (except for changes in Taxes and except for taxes measured by the net income of Fleet); and

               (ii) the result of any such event shall be to  increase  the cost to Fleet of the issuance or maintenance of the L/Cs, or reduce the amount of principal, interest, or any fee or compensation receivable by Fleet in respect of the L/Cs;

then, upon demand of Fleet, the Company or the applicable Designated Subsidiary, as applicable, shall pay to Fleet, from time to time as specified by Fleet, all additional amounts which are necessary to compensate Fleet for such increased cost or reduction incurred by Fleet, accruing from and after the date initially demanded by Fleet. All payments of compensation for such increased cost or reduction shall be accompanied by interest thereon, at the Prime Rate from the date demanded for five (5) Business Days, and thereafter, at the Post-Default Rate, in each case until payment in full thereof. A certificate as to such increased cost incurred by Fleet showing in reasonable detail the calculation thereof shall be submitted by Fleet to the Company and shall constitute prima facie evidence of the accuracy of the amounts set forth therein. For purposes of this subsection 2.22, all references to L/Cs shall be deemed to refer to participations in L/Cs, and all references to "Fleet" shall be deemed to include any L/C Participant, except that amounts payable by the Company and the Designated Subsidiaries shall only be paid to Fleet and then delivered to any L/C Participant having such cost. In the event of any inconsistency between the terms of this subsection 2.22 and subsection 2.15, the provisions of subsection

2.15 shall govern. This Agreement shall survive termination of the Commitments and payment of the outstanding Notes for 180 days (but not longer).

     (b) The obligations of the Company and each Designated Subsidiary under this Agreement with respect to the L/Cs shall, absent gross negligence or willful misconduct by Fleet, (x) be absolute, unconditional and irrevocable and
(y) be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

               (i) the L/Cs, the Notes, this Agreement or any other Loan Documents or agreements, instruments or documents relating thereto proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

               (ii) any  amendment or waiver of, or any consent to the departure
                    from,  all  or  any  of  the  Security   Documents  and  any
                    subsequent such agreements;

               (iii)the existence of any claim, setoff,  defense or other rights which the Company or any Designated Subsidiary may have at any time against any beneficiary or any transferee of any beneficiary (or any Persons or entities for whom any beneficiary or any such transferee may be acting);

               (iv) any  demand  presented  under  any L/C  (or any  endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

               (v) the failure of any document to bear reference, or to bear adequate reference, to the applicable L/C;

               (vi) the  use to  which  the  L/Cs  may be  put  or any  acts  or omissions of the Company or any Designated Subsidiary or beneficiaries in connection therewith; or

               (vii)any other similar circumstances,

provided that such circumstances or happening shall not have constituted gross negligence or willful misconduct of Fleet.

     (c) Fleet shall not be responsible: (i) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign the L/Cs or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (ii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable telegraph, telex or otherwise, whether or not they be in cipher; (iii) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the L/Cs or of proceeds thereof; and (iv) for any consequence arising from causes beyond the control of Fleet provided that this paragraph (c) shall not apply to the gross negligence or willful misconduct of Fleet. None of the above shall affect, impair or prevent the vesting of any of Fleet's rights or powers hereunder.

     (d) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Fleet under or in connection with the L/Cs or the related drafts or documents, unless constituting gross negligence or willful misconduct, shall be binding upon the Company and the Designated Subsidiaries and shall not put Fleet under any resulting liability to the Company and the Designated Subsidiaries.

     (e) The Company and each Designated Subsidiary shall at all times protect, indemnify and save harmless Fleet and each Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which Fleet or any Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the L/Cs; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify Fleet and each Bank against any and all risk involved in the issuance of the L/Cs, all of which risks are hereby assumed by the Company and each Designated Subsidiary, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Governmental Authority (all such acts and omissions, herein called the "Governmental Acts") or any risk of default under any Contractual Obligation resulting from the failure of the Company or the relevant Designated Subsidiary to make payments in respect of L/Cs in accordance with subsection 2.1(c)(i)(D); provided, however, that the Company and each Designated Subsidiary shall not be required to indemnify Fleet or any Bank for (i) any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of Fleet (with respect to which, however, Fleet shall be liable to the other Banks) or (ii) any breach of obligations of Fleet to other Banks. Notwithstanding any other provision contained in this Agreement, the obligations of the Company and each Designated Subsidiary under this subsection 2.22 shall survive the termination of this Agreement.

     (f) In the event that the credit rating of Fleet is downgraded to less than "A-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof and such down-grading will cause the Company or any Designated Subsidiary to incur any additional expense or otherwise be adversely affected, the Company or any Designated Subsidiary may replace any L/C issued or deemed issued by Fleet with an L/C issued by any Bank or any other bank, in each case with a credit rating of "A-" or better, provided that any such letter of credit shall not be entitled to the benefits of this Agreement and, to the extent such letter of credit replaces a Company L/C, shall constitute Specified Company L/C Obligations (to the extent provided in the definition thereof), with the effect of reducing the Available Company L/C Commitment (in accordance with the definition thereof), and, to the extent such letter of credit replaces the Napco L/C, shall have the effect of terminating the Available Napco Commitment in full.

     2.23 Several Obligations. The failure of any Bank to make any Company Loan or fund the L/C participation to be made or funded by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Company Loans or fund their L/C participations on such date, but no Bank shall be responsible for the failure of the other Banks to make the Company Loans or fund the L/C participations to be made by such other Banks.

     SECTION 3.REPRESENTATIONS AND WARRANTIES

     To induce (a) each Bank to enter into this Agreement and to make or maintain the Company Loans and (b) Fleet to issue or maintain L/Cs hereunder, the Company and each Designated Subsidiary, as applicable, hereby represents and warrants to such Bank that, except as disclosed in the SEC Reports:

     3.1 Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended on such date, certified by Grant Thornton, copies of which have heretofore been furnished to each Bank, and the unaudited consolidated balance sheet and related consolidated statements of income, stockholders equity and cash flow of the Company and its consolidated Subsidiaries for the ending quarter September 30, 1998 present fairly, in conformity with GAAP, the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the period then ended (subject to normal year-end adjustments as to such September 30, 1998 financial statements). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the dates of the balance sheets referred to above, any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, required to be reflected under GAAP which is not reflected in the foregoing statements or in the notes thereto and which was material to the Company and its consolidated Subsidiaries taken as a whole (including, without limitation, any Environmental Liability).

     3.2 No Change.  Since December 31, 1997 there has been no material  adverse
change  in  the  business,   operations,   property,  performance  or  condition
(financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     3.3 Corporate Existence; Compliance with the Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where qualification is required by the nature of its business or the character and location of its property or business and in which the failure to so qualify could have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, including, without limitation, all applicable Environmental Laws and Regulations, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Company and its Subsidiaries has the corporate power and authority to make, deliver and perform each of this Agreement, the Notes, the other Loan Documents, the Related Documents and the other documents contemplated hereby to which it is a party and to consummate (a) the transactions contemplated by the Loan Documents and Related Documents to which it is a party, (b) in the case of the Company, the Merger and the other transactions contemplated thereby and (c) in the case of Napco, the Napco Transaction and the other transactions contemplated thereby. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of this Agreement, the Notes, the other Loan Documents and the other documents contemplated hereby to which it is a party. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the other Loan Documents or the other documents contemplated hereby or with the consummation of the Tender Offer or Merger, the Napco Transaction or the other transactions contemplated hereby or thereby, other than (i) the Certificate of Ownership and Merger merging the Purchaser with and into the Company, (ii) the Certificate of Merger merging Napco Target I and Napco Target II with and into the Napco Purchaser and (iii) those consents, authorizations and filings which the failure to obtain, take, give or make could not, either individually or in the aggregate, be reasonably likely to (A) have a Material Adverse Effect, (B) affect the enforceability, validity or binding effect of any of the Loan Documents or (C) expose the Agent or any Bank to personal liability. This Agreement has been duly executed and delivered on behalf of the Company and each Designated Subsidiary, and this Agreement, the Notes, the other Loan Documents, the Related Documents and the other documents contemplated hereby constitute, legal, valid and binding obligations of the Company and each Subsidiary party thereto, enforceable against the Company and each Subsidiary party thereto in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, the Related Documents and the other documents contemplated hereby, the borrowings hereunder and the use of the proceeds thereof, and the consummation of the Merger, the Napco Transaction and the other transactions contemplated hereby and thereby, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien on any of its or their respective properties pursuant to any Requirement of Law or any Contractual Obligation, except, with respect to the foregoing other than with respect to the Loan Documents, such violations as could not, either individually or in the aggregate, be reasonably likely to (i) have a Material Adverse Effect, (ii) subject any Loan Party or any of its Subsidiaries to any criminal penalties or (iii) subject the Agent or any Bank to any civil or criminal penalties.

     3.6 No Litigation. No action, suit, litigation, investigation or proceeding, including, without limitation, any Environmental Proceeding, of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened, by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect.

     3.7 Federal Regulations. No part of the proceeds of any Company Loans hereunder will be used in violation of the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U and X.

     3.8 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     3.9 Disclosure. The financial statements, certificates, opinions, and other statements furnished in writing to the Agent or the Banks by or on behalf of the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby do not, taken as a whole, contain any untrue statement of a fact, or omit to state any fact necessary in order to make the statements contained therein or herein not misleading, except for matters that could not reasonably be expected to have a Material Adverse Effect.

     3.10 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to the amendment and restatement of the Existing Credit Agreement as this Agreement, no Default or Event of Default has occurred and is continuing.

     3.11 Taxes. Except as set forth on Schedule 3.11 hereto, each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which to its knowledge are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges which to its knowledge have been imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided in its books); no material tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges, except for claims not material to the Company and its Subsidiaries taken as a whole.

     3.12 Subsidiaries. At the Second Closing Date, the Company has no Subsidiaries except those listed on Part I of Schedule 3.12, and the Company owns directly or indirectly 100% of the outstanding voting shares of each such Subsidiary except as disclosed therein. Part II of Schedule 3.12 lists those Subsidiaries which were Non-Core Subsidiaries on the First Closing Date for the purposes of subsection 6.9.

     3.13 Ownership of Property; Liens. Except as permitted in subsection 6.2, each of the Company and its Subsidiaries has good title in fee simple to, or valid leasehold interest in, all its real property, and good title to all its other property, and none of such owned property is subject to any Lien, except for the security interest granted pursuant to the Security Documents.

     3.14 ERISA. Except as described on Schedule 3.14, as it may be updated from time to time by the Company pursuant to subsection 5.8(c), neither the Company, nor any Commonly Controlled Entity, is a participating employer in any Plan in which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, which, together with all other liabilities described in this subsection, could give rise to a liability which is material. For purposes of this subsection, a liability is material if it, together with all other liabilities described in this subsection, could subject the Company or any of its Subsidiaries to any tax, penalty, or other liabilities that could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 3.14, as it may be updated from time to time, neither the Company or any Subsidiary nor any Commonly Controlled Entity has any contingent liability with respect to any post-retirement benefit under any employee welfare benefit plan (as defined in Section 3(l) of ERISA) other than (a) liability for health plan continuation coverage as described in Part 6 of Title 1 of ERISA, (b) liability under any severance plan, (c) liability under plans or programs required by law, and (d) disability benefits under any tax-qualified pension plans in an amount which together with all other liabilities described in this subsection, could give rise to a liability which is material. Neither the Company or any Subsidiary nor any Commonly Controlled Entity has received any notice from the PBGC that any of the Single Employer Plans is being involuntary terminated and no event shall have occurred, and there exists no condition or set of circumstances, which present a material risk of the distress termination (within the meaning of Section 4041(c) of ERISA) or the involuntary termination of any of the Single Employer Plans. Neither the Company or any Subsidiary nor any Commonly Controlled Entity has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premiums which have become due which are unpaid. Each Single Employer Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, or the period for obtaining such a determination letter has not expired; and no event has occurred and no condition currently exists which might reasonably be expected to give rise to a liability that is material as a result of the failure of any plan that is intended to be qualified under Section 401(a) of the Code to be so qualified. No Plan is being audited or investigated by any government agency or subject to any pending or threatened claim or suit, which audit, investigation, pending claim or suit could reasonably be expected to give rise to a liability, which together with all other liabilities described in this subsection would be material. Each Single Employer Plan currently meets and during the preceding six years has met the minimum funding standard of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver). With respect to each Multiemployer Plan, the Company, each Subsidiary and each Commonly Controlled Entity have paid or accrued to the extent required by GAAP all contributions pursuant to the terms of each applicable collective bargaining agreement. No Reportable Event has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan which Reportable Event, together with all other liabilities described in this subsection, could give rise to a liability which is material, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefit liabilities (within the meaning of Title IV of ERISA) under each Single Employer Plan maintained by the Company, any Subsidiary or any Commonly Controlled Entity (based on those assumptions used to fund the respective Single Employer Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Single Employer Plan allocable to such benefit liabilities by more than $2,500,000. Except as described on Schedule 3.14, neither the Company or any Subsidiary nor any Commonly Controlled Entity has any unsatisfied liability with respect to a complete or partial withdrawal from any Multiemployer Plan, which together with all other liabilities described in this subsection would be material, and, to the best of the Company's knowledge, the liability to which the Company, any Subsidiary or any Commonly Controlled Entity would become subject under ERISA if the Company, any Subsidiary or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the Second Closing Date would not, together with all other liabilities described in this subsection, be material. Neither the Company or any Subsidiary nor any Commonly Controlled Entity has failed to make any payment when due with respect to any complete or partial withdrawal from any Multiemployer Plan. No such Multiemployer Plan is in Reorganization or Insolvent, where the liability which could reasonably be expected to result is in an amount which, taken together with all the liabilities described in this subsection, is material. Neither the Company or any Subsidiary nor any Commonly Controlled Entity is required to provide security to a Single Employer Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. Neither the Company or any Subsidiary nor any Commonly Controlled Entity has engaged in a transaction which could reasonably be expected to subject it to liability under Section 4069 or 4212(c) of ERISA which liability together with all other liabilities described in this subsection is material. Except as disclosed in Schedule 3.14, as it may be updated from time to time there are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be parachute payments under Section 280G of the Code that are nondeductible to the Company or any Subsidiary and which will be subject to the tax under Section 4999 of the Code for which the Company or any Subsidiary would have a material withholding liability.

     3.15 Nortek Indentures. There have been delivered to the Agent and each Bank a true and correct copy of each of the Nortek Indentures, including all amendments, waivers and supplements thereto. To the knowledge of the Company, the Nortek Indentures and all such other documents have been duly executed and delivered by the parties thereto and are in full force and effect at the Second Closing Date.

     3.16 SEC Reports. The Company has furnished the Agent with true copies of the SEC Reports.

     3.17 Intangible Assets. Each of the Company and the Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing (collectively, "Patent Rights"), necessary to conduct its business as now conducted and as proposed to be conducted, except for technology not material to the operations of the Company and its Subsidiaries taken as a whole. To the best knowledge of the Company, the Patent Rights do not conflict with the patents, trademarks, service marks, trade names, copyrights and other rights with respect to the foregoing of any other Person, except for conflicts which are not material to the operations of the Company and its Subsidiaries taken as a whole.

     3.18 Name Changes, Mergers, Acquisitions. Except as a result of the Merger and the Napco Transaction and except as set forth on Schedule 3.18, none of the Company, Napco or any of the Material Operating Subsidiaries has within the six-year period immediately preceding the Second Closing Date changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

     3.19 Licenses and Approvals. The Company and each of the Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations required to comply with all Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, except for licenses, permits and authorizations, which the failure to have does not materially adversely affect the operations of the Company and its Subsidiaries taken as a whole.

     3.20 Labor Disputes; Collective Bargaining Agreements; Employee Grievances. Except as set forth on Schedule 3.20, there is no pending strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Company or any Subsidiary or their representative employees.

     3.21 Solvency. To the best of the knowledge of the Company, each Loan Party is Solvent, individually and together with its Subsidiaries and, after giving effect to the receipt and application of the Company Loans and the issuance or deemed issuance of L/Cs in accordance with the terms of this Agreement, each Loan Party, individually and together with its Subsidiaries, shall continue to be Solvent.

     3.22 Outstanding Indebtedness for Borrowed Money. Schedule 3.22(a) sets forth a complete and accurate list of all Indebtedness of the Company and its Subsidiaries (other than Napco and its Subsidiaries) for borrowed money, and all available committed credit lines, outstanding on the First Closing Date.
Schedule 3.22(b) sets forth a complete and accurate list of all Indebtedness of Napco and its Subsidiaries for borrowed money, and all available committed credit lines, outstanding on the Second Closing Date, including, without limitation, the Existing Napco Debt and the Existing Napco L/C.

     3.23 Hazardous Materials. Except as described in the Phase I Environmental Assessments & Transaction Screens of Ply Gem Industries, Inc. and its Subsidiaries across the United States draft dated June 20, 1997 prepared by Dames & Moore, Hazardous Materials have not been released, discharged or disposed of at, or transported to or from, any of the real property currently owned, leased or occupied by the Company or its Subsidiaries so as to give rise to any liability under Environmental Laws and Regulations, except in such case where the liability would not have a Material Adverse Effect.

           SECTION 4.CONDITIONS PRECEDENT

     4.1  Conditions  to   Effectiveness   of  Section   2.14.1   Conditions  to
Effectiveness of Section 2.1. The effectiveness of Section 2.1 shall be subject to the satisfaction of each of the following conditions precedent:

     (a) Napco Merger. The Napco Merger shall have been consummated in accordance with the Napco Merger Agreement without any waiver or amendment of any term or condition therein not consented to by the Banks and in compliance with all applicable laws and necessary approvals. The Banks shall be satisfied that the restrictions in any applicable state takeover law and any supermajority charter provisions are not applicable to the Napco Merger or that any conditions for avoiding the restrictions set forth therein have been satisfied.

     (b) Corporate Structure. The Agent and the Banks shall be satisfied with the corporate and legal structure and capitalization of the Company and each of the other Loan Parties, including, without limitation, the terms and conditions of the charter, bylaws and each class of capital stock of the Company and each other Loan Party and each agreement or instrument relating to such structure or capitalization.

     (c) No Material Adverse Change. Since December 31, 1997, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Company and its Subsidiaries, taken as a whole.

     (d) Pre-Commitment Information. All of the Pre-Commitment Information shall be true and correct in all material aspects; and no additional information shall have come to the attention of the Agent or any of the Banks that is inconsistent in any material respect with the Pre-Commitment Information or that could reasonably be expected to have a Material Adverse Effect.

     (e) Capital Structure. The Banks shall be satisfied with the terms and conditions of the $46,040,000 in common equity contributed by Nortek to the Company and the subordinated loan in the amount of the Napco Cash Purchase Price by the Company to the Napco Purchaser in connection with the Napco Merger, including, without limitation, the payment terms, covenants and events of default thereof. The Napco Purchaser shall have received at least $76,800,000 in net cash proceeds from the loan described in the immediately preceding sentence and all such proceeds shall have been used prior to the occurrence of the Second Closing Date under this Agreement in accordance with the terms of the Napco Merger Agreement.

     (f) Compliance; No Litigation. The Agent and the Banks shall be satisfied that the Company and its Subsidiaries are, and will be after giving effect to the occurrence of the Second Closing Date, in compliance with all applicable laws, including, without limitation, ERISA and all Environmental Laws and

Regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Tender Offer, the Merger, the Napco Merger, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby or thereby.

     (g) Insurance. The Agent and the Banks shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Company and its Subsidiaries.

     (h) Fees and Expenses. All accrued fees and expenses of the Agent and the Banks (including the fees and expenses of counsel for the Agent and the Banks) for which statements have been rendered on or prior to the Second Closing Date shall have been paid.

     (i) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with this Agreement, the other Loan Documents, the Related Documents and the Nortek Indentures and the transactions contemplated hereby and thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall remain in full force and effect; all applicable waiting periods in connection with the transactions contemplated hereby shall have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Company or its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     (j) Agreement. The Agent and each Bank shall have received this Agreement, duly executed and delivered by the Company and each Designated Subsidiary.

     (k) Notes. The Agent shall have received, for the account of each Bank, Notes in substitution for the "Notes" issued to such Bank under the Existing Credit Agreement, in each case conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company and each Designated Subsidiary, respectively.

     (l) Intentionally Omitted.

     (m) Amendment to Security Agreement. The Agent and each Bank shall have received Amendment No. 1 to the Amended and Restated Security Agreement, in form and substance satisfactory to the Agent, duly executed and delivered by the parties thereto.

     (n) Borrowing Certificates. The Agent and each Bank shall have received (i) a certificate of the Company in substantially the form of Exhibit D-1 dated the Second Closing Date and executed and delivered by a duly authorized officer of the Company and (ii) a certificate of each other Loan Party in substantially the form of Exhibit D-2 dated the Second Closing Date and executed and delivered by a duly authorized officer of each other Loan Party.

     (o) Intentionally Omitted.

     (p) Legal Opinions. The Agent and each Bank shall have received the executed legal opinion of Ropes & Gray, counsel to Nortek, the Company and its Subsidiaries, dated the Second Closing Date, in substantially the form of Exhibit F, together with copies of the legal opinions, if any, upon which such counsel relies and, if any such legal opinion is not addressed to the Agent and the Banks, a reliance letter authorizing the Agent and the Banks to rely on such legal opinion, with such changes thereto as may be approved by, and otherwise in form and substance satisfactory to the Agent and its counsel and covering such matters incident to the transactions contemplated by this Agreement, the Notes, the other Loan Documents, the Related Documents and the Nortek Indentures and otherwise by the Napco Transaction as the Agent may reasonably require.

     (q) Related Agreements. The Agent and each Bank shall have received true and correct copies, certified as to authenticity by the Company and each Subsidiary, of the Certificate of Incorporation and By-laws of the Company and each such Subsidiary and such other documents or instruments to which the Company or any of its Subsidiaries is a party or by which any of them is bound as may be reasonably requested by the Agent.

     (r) Corporate Proceedings. The Agent and each Bank shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Company, each other Loan Party and each Subsidiary authorizing the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, the Related Documents and all documents and instruments to be delivered in connection herewith, in each case to which it is a party, and the consummation of the Napco Transaction and the other transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of the Company or such other Loan Party (as applicable), as of the Second Closing Date; and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

     (s) Related Documents and Nortek Indentures. The Agent shall have received, with a copy for each Bank, a certified copy of each Related Document and each Nortek Indenture which became effective after the First Closing Date, together with all amendments, waivers or supplements thereto, and each amendment, waiver or supplement to any other Related Document or Nortek Indenture to the extent such amendment, waiver or supplement became effective after the First Closing Date.

     (t) Consents. The Agent, with a copy for each Bank, shall have received true copies (in each case certified as to authenticity on such date by a duly authorized officer of the Company or by such other Person as may be appropriate or may be required by the Agent) of all documents and instruments, including all consents, authorizations, filings and orders, required under any Requirement of Law or by Contractual Obligations of the Company or any Subsidiary, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Notes, the other Loan Documents and the Related Documents and such consents, authorizations, filings and orders shall be satisfactory in form and substance to the Agent and shall be in full force and effect.

     (u) Other Fees. The Agent shall have received for itself or for the account of each Bank, as appropriate, the fees payable on the Second Closing Date pursuant to subsection 2.7.

     (v) Good Standings. The Agent and each Bank shall have received good standing certificates as of dates not more than forty-five (45) days prior to the Second Closing Date with respect to the Company and each Designated Subsidiary from the Secretary of State of the jurisdiction of its incorporation and from the Secretary of State of each state in which the Company or such Designated Subsidiary is qualified to do business.

     (w) Incumbency Certificates. The Agent and each Bank shall have received an incumbency certificate (with specimen signatures) with respect to the Company and each other Loan Party.

     (x) Solvency Certificate. The Agent and each Bank shall have received from the Company a Solvency Certificate, in form and substance satisfactory to the Banks, attesting to the Solvency of the Company individually and together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Loan Documents, from the treasurer of the Company.

     (y) Ownership, Liens. A majority of the capital stock of the Company shall be directly or indirectly owned by Nortek free and clear of any lien, charge or encumbrance.

     (z) Projections. The Agent and the Banks shall have received a copy of the Company's four year projections (including, without limitation, a balance sheet, an income statement and a statement of cash flows, as well as management assumptions with respect thereto) with respect to the Company, all in form and substance reasonably satisfactory to the Agent.

     (aa) Other Documentation. Such other documentation as the Agent or the Banks shall reasonably request.

     4.2 Conditions to Loans and L/Cs. The agreement of Fleet to issue or maintain L/Cs requested to be made or issued or deemed issued hereunder is subject to the satisfaction, immediately prior to or concurrently with the issuance of any such L/C, of the following additional conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by the Company and each other Loan Party in or pursuant to this Agreement (other than subsections 3.21 and 3.22) and the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except any such representations and warranties that, by their terms, refer to a specific date other than the date of the relevant L/C, in which case as of such specific date).

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the L/Cs requested to be made or issued or deemed issued on such date.

          (c) No Violations of Law. Such L/C and the use of proceeds thereof or any drawing thereon shall not contravene, violate or conflict with, nor involve any Bank in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other Governmental Authority (including, without limitation, Regulation U).

          (d) Other. All corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent and its counsel. Each borrowing hereunder or issuance or deemed issuance of an L/C hereunder shall constitute a representation and warranty by the Company and each borrowing Designated Subsidiary as of the date of such borrowing or issuance or deemed issuance that the conditions to such or issuance or deemed issuance contained in subsections 4.2(a), (b) and (c) have been satisfied.

     4.3 Conditions to Company Loans to New Designated Subsidiaries. The agreement of each Bank to make any Company Loan to any new Designated Subsidiary shall be subject to the receipt by each Bank, as appropriate, of (a) a Note issued by such Designated Subsidiary, (b) corporate documents of such new Designated Subsidiary, (c) a copy of an opinion of counsel to the Company in substantially the form provided with respect to Designated Subsidiaries on the First Closing Date (including, without limitation, an opinion to the effect that the execution, delivery and performance of the Loan Documents by such Designated Subsidiary, including without limitation any borrowing made by it thereunder, do not violate the requirements of the Nortek Indentures or any indentures or other agreements binding upon such Designated Subsidiary) and (d) any other documents reasonably requested by the Agent or any of the Banks in connection therewith.

           SECTION 5.AFFIRMATIVE COVENANTS

     The Company and each Designated Subsidiary hereby covenant and agree with the Agent and the Banks that, from and after the Second Closing Date until the Obligations are paid in full and the Commitments are terminated and all L/Cs have expired or been duly terminated, the Company shall, and, in the case of the agreements set forth in subsections 5.3, 5.5, 5.6, 5.7, 5.11, 5.13, 5.14 and
5.16 (as applicable), such Designated Subsidiary shall (and each of the Company and such Designated Subsidiary shall cause each of its respective Subsidiaries
to):

     5.1 Financial Statements. Furnish to the Agent and each Bank:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of (i) the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous year, certified, without qualification, by Arthur Andersen, L.L.P. or another independent certified public accountant of recognized standing reasonably acceptable to the Banks; provided, however, that the Company shall not be required to provide such comparative figures in the certified financial statements to be furnished pursuant to this subsection in respect of the fiscal year ending December 31, 1998, and (ii) the consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statement of income for such fiscal year, in each case showing intercompany eliminations, certified by a Responsible Officer of the Company as being, to the best of such officer's knowledge, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries; and

               (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company, copies of (i) the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the portion of the fiscal year through such fiscal quarter, certified by a Responsible Officer of the Company as presenting fairly, to the best of such officer's knowledge, the financial condition and results of operations of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments) and (ii) the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidating statement of income for the portion of the fiscal year through such fiscal quarter, in each case showing intercompany eliminations, certified by a Responsible Officer of the Company as being, to the best of such officer's knowledge, fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries; all such financial statements to be prepared in reasonable detail and (in the case of such consolidated financial statements) in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by the Company's accountants or such Responsible Officer, as the case may be, and disclosed therein and subject to year-end adjustments).

     5.2 Certificates; Other Information. Furnish to the Agent and each Bank:

          (a) concurrently with the delivery of each set of the financial statements referred to in clause (i) of paragraph (a) of subsection 5.1, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of each set of the financial statements referred to in paragraphs (a) and (b) of subsection 5.1, a certificate of a Responsible Officer of the Company (i) stating that, to the best of such officer's knowledge, during such fiscal quarter the Company has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in reasonable detail the calculations supporting such statement in respect of subsections 6.9, 6.10, 6.11, 6.12 and 6.18;

          (c) within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) not later than 90 days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow of the Company and its Subsidiaries for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Company to the effect that such projections have been prepared on a basis consistent with the Company's past practice (or otherwise stating the basis on which such projections have been prepared); and

          (e) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all (a) lawful taxes, assessments and governmental charges or levies upon it or its property or assets, and (b) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid would by law give rise to a Lien upon any of its property or assets, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

     5.4 Material Operating Subsidiaries. Give notice to the Agent (which upon receipt shall give a copy thereof to the Banks) of the occurrence of any Subsidiary becoming a Material Operating Subsidiary concurrently with such occurrence.

     5.5 Conduct of Business and Maintenance of Existence. Except as permitted by subsection 6.4, continue to engage in the Business of the Company, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law including, without limitation, ERISA and all Environmental Laws and Regulations except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.6 Maintenance of Property; Insurance. Keep all property useful and reasonably necessary in its business in good working order and condition except to the extent that breach of this clause would not materially adversely affect the operations of the Company and its Subsidiaries taken as a whole; maintain with reputable insurance companies believed by the Company to be financially sound insurance on all its property in at least such amounts and with only such deductibles and self insurance as are usually maintained by, and against at least such risks (but including in any event product liability) as are usually insured against in the same general area by, companies engaged in the same or a similar business; and, furnish to the Agent and each Bank, upon written request, full information as to the insurance carried.

     5.7 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent or any Bank as the representative of the Agent to visit and inspect any of its properties and examine and make abstracts from such of its books and records as the Agent or such Bank may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the aspects of the business, operations, properties and financial and other condition of the Company and its Subsidiaries as the Agent or such Bank may reasonably request with officers and employees of the Company and its
Subsidiaries and with its independent certified public accountants, provided that mutually satisfactory advance arrangements for any such visit or inspection shall be made with appropriate representatives of the Company.

     5.8 Notices. Give notice to the Agent (which upon receipt shall give a copy thereof to each of the Banks) promptly after a Responsible Officer of the Company has actual knowledge thereof, but in any event within five (or 30, in the case of any event described in clause (c)(i) below) Business Days after such officer shall have obtained such actual knowledge:

               (a)  of the occurrence of any Default or Event of Default;

               (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which, in either case, if not cured or if adversely determined, would have a Material Adverse Effect;

               (c) of the following events: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, which Reportable Event, together with all other Reportable Events, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect, or any withdrawal from, or the receipt by the Company, any Subsidiary or any Commonly Controlled Entity of any notice regarding the termination, Reorganization or Insolvency of, any Multiemployer Plan;
                    (ii) the receipt or filing by the Company, any Subsidiary or any Commonly Controlled Entity of any notice regarding the institution of proceedings or the taking of any other action by PBGC, the Company, any Subsidiary or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan subject to Title IV of ERISA; or
                    (iii) that a prohibited transaction has occurred (as defined in Section 406 of ERISA or Section 4975 of the Code), which could subject the Company or any Subsidiary to tax or penalty which could reasonably be expected to have a Material Adverse Effect; and the Company shall update the schedules referred to in subsection 3.14 as of the date any representations set forth therein is deemed to be made;

               (d) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

               (e) of a material adverse change in the business, operations, property, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole from that reflected in the financial statements most recently delivered to the Banks pursuant to subsection 5.1 (a) or
                    (b); and

               (f) (i) any notice of any violation or administrative or judicial complaint or order having been filed against the Company or such other Subsidiary alleging violations of any Environmental Laws and Regulations, or (ii) any notice from any governmental body alleging that the Company or such other Subsidiary is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice.

     Upon the request of the Agent or any Bank, the Company will reasonably consult with the Agent as to the subject matter of notices pursuant to this subsection 5.8.

     5.9 Copies of Corporate Documents. Promptly deliver to the Agent copies of any amendments or modifications to the certificate of incorporation or by-laws of the Company or any Subsidiary, certified with respect to the certificate of incorporation by the Secretary of State of the state of incorporation of such Person and, with respect to the by-laws, by the secretary or assistant secretary of such Person.

     5.10 Intentionally Omitted.

     5.11 Hazardous Material. Operate all property owned, operated or leased by it in such a manner that (a) no Hazardous Material shall be placed, held, located or disposed of, on, under or at the real property owned, operated or leased by the Company or any Subsidiary or any part thereof, except for such Hazardous Materials which are necessary for the Company's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (b) such real property owned, operated or leased by the Company or any Subsidiary or any part thereof shall not be used as a collection, storage, treatment or disposal site for any Hazardous Material, except, (i) in the case of clause (b) above, in compliance with all Environmental Laws or Regulations and (ii) in each case to the extent failure to comply with this subsection 5.11, in the aggregate, would not have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

     5.12 Further Assurances. (a) Promptly upon request by the Agent, or any Bank through the Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

     (b) Promptly upon request by the Agent, or any Bank through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause each of its Subsidiaries promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Bank through the Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement, the Notes or any other Loan Document, (ii) to the fullest extent permitted by applicable law, subject any of the Company's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent and the Banks the rights granted or now or hereafter intended to be granted to the Agent and the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Company or any of its Subsidiaries is or is to be a party; provided, however, that in any event this subsection 5.12 shall not require Liens on, and the execution and delivery of Security Documents covering, any property to the extent not otherwise required by the terms of the Loan Documents.

     5.13 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.14 Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Company or other Loan Party (as applicable) is entitled to make under such Related Document, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     5.15 Hedge Agreements. Maintain at all times Hedge Agreements with Persons acceptable to the Agent, covering a notional amount of not less than 40% of the Company Commitments and providing for such Persons to make payments thereunder for a period of no less than two years to the extent of increases in interest rates greater than 3% above the weighted average Eurodollar Rate on the First Closing Date.

     5.16 Conditions Subsequent to Second Closing Date. (a) Use its best efforts to deliver to the Agent, in form and substance satisfactory to the Agent and in sufficient copies for each Bank, as soon as possible and in any event within 45 days after the Second Closing Date (or such later date as may be agreed by the Company and the Agent) evidence that all action as the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Company Security Agreement has been taken (including, without limitation, obtaining landlord's letters, bailee's letters or warehouseman's letters, each in form and substance reasonably satisfactory to the Agent); and

     (b) Deliver to the Agent, in form and substance satisfactory to the Agent and in sufficient copies for each Bank, by January 7, 1999 (or such later date as may be agreed by the Company and the Agent), a favorable opinion of Ropes & Gray, counsel to Nortek, the Company and its Subsidiaries, regarding perfection matters.

           SECTION 6.NEGATIVE COVENANTS

     Each of the Company and each Designated Subsidiary hereby covenants and agrees with the Agent and the Banks that, from and after the Second Closing Date until the Obligations are paid in full and the Commitments are terminated and all L/Cs have expired or been duly terminated, none of the Company or any Designated Subsidiary shall, or shall permit any of its Subsidiaries to, directly or indirectly:

     6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a)  the Company Loans and the L/Cs;

               (b) Indebtedness of the Company to any Subsidiary, and of any Subsidiary to the Company, any other Subsidiary, so long as such Indebtedness remains subordinated to the Obligations under the Loan Documents on terms and conditions satisfactory to the Banks;

               (c) Indebtedness of the Company and any of its Subsidiaries under Financing Leases, or Indebtedness incurred upon refinancing or replacement of such Financing Leases, or Indebtedness incurred in connection with (and not later than 180 days following, in the case of the acquisition of land or improvements; or 45 days following, in the case of the acquisition of other property) the acquisition of property, or Indebtedness incurred to renew, extend, refund, refinance or replace the foregoing, in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $35,000,000 at any one time outstanding;

               (d) certain Indebtedness listed on Schedule 3.22 and outstanding on the First Closing Date, and extensions, renewals, refundings, refinancings and replacements thereof, provided that Indebtedness under that certain Credit Agreement dated February 24, 1994 (as amended prior to August 26, 1997) among the Company, certain of its Subsidiaries, the lenders party thereto and Fleet, as successor to National Westminster Bank USA, as agent, may not be outstanding after August 26, 1997; and Indebtedness incurred to finance property currently subject to existing operating leases existing on the First Closing Date, to the extent that (i) the corresponding operating lease is terminated, and (ii) the aggregate debt service under such Indebtedness does not exceed the aggregate rental payments saved as a consequence of the termination of such lease;

               (e) Indebtedness of a corporation which becomes a Subsidiary after the First Closing Date, provided that such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof;

               (f) unsecured subordinated Indebtedness of the Company, provided that such Indebtedness is on such terms and pursuant to such documentation as the Required Banks shall approve, which approval shall not be unreasonably withheld;

               (g) Indebtedness of the Company and its Subsidiaries evidenced by promissory notes or other contractual obligations of the Company given to the sellers as part of the consideration for acquisitions permitted by subsection 6.7; and

               (h) other Indebtedness of the Company and its Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding; provided, however, that the aggregate Indebtedness of the Company under this clause (h), when added to the Indebtedness under clauses (e) (other than

                    Indebtedness constituting Existing Napco Debt or the Existing Napco L/C) and (g) of this subsection 6.1, shall not exceed, in the years indicated, the amounts set forth below:


               Year                                 Amount
               1997                               $20,000,000
               1998                               $25,000,000
               1999                               $30,000,000
               2000                               $35,000,000
               2001 (and each year thereafter)    $40,000,000


provided, however, that such Indebtedness shall not be owed to Nortek or any of its Subsidiaries (other than Subsidiaries consisting of the Company or any of its Subsidiaries, to the extent permitted above).

     6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:

               (a) Liens for taxes, assessments, fees or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

               (b) statutory liens of landlords, carriers', warehouseman's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or other appropriate actions;

               (c)  pledges   or   deposits   in   connection    with   workers'
                    compensation,   unemployment   insurance  and  other  social
                    security legislation;

               (d) deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or deposits incurred in connection with other obligations to the extent such other obligations are covered by insurance;

               (e) easements, (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not
                    recorded)   affecting  real  or  personal  property,   which
                    individually or in the aggregate do not or are not reasonably likely to have a material adverse effect on the conduct by the Company and its Subsidiaries of their businesses taken as a whole;

               (f)  Liens in  existence  on the  First  Closing  Date  listed on
                    Schedule 6.2 securing Indebtedness permitted by subsection 6.1, provided that no such Lien is spread to cover any additional property (other than the proceeds thereof) after the First Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 6.1(c) in respect of the deferred acquisition price of property, provided that
                    (i) such Liens shall be created not later than (A) 180 days after the acquisition of such property in the case of land or improvements, and (B) 45 days after the acquisition of other property, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property so financed,
                    (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original acquisition price of such property;

               (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the First Closing Date securing Indebtedness permitted by subsection 6.1(e), provided that
                    (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
                    (ii) no such Lien is spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than proceeds of the property or assets which were the original subjects of such Lien), and (iii) the principal amount of Indebtedness secured thereby is not increased after such time;

               (i) Liens existing on property or assets prior to the acquisition thereof by the Company or any Subsidiary, provided that (i) such Liens were not created in anticipation thereof, (ii) no such Lien is spread to cover any additional property (other than the proceeds of the property or assets which were the original subject of such
                    Lien) and (iii) the principal amount of Indebtedness secured thereby is not increased;

               (j) Liens arising out of the refinancing, extension, renewal, refunding or replacement of any Indebtedness secured by any Lien permitted by any of the other clauses of this subsection, provided that (i) no such Lien is spread to cover any additional property (other than the proceeds of the property which was the original subject of such Lien) and (ii) the principal amount of Indebtedness secured thereby is not increased;

               (k) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings or other appropriate action;

               (l) Liens securing reimbursement obligations in connection with trade letters of credit issued on behalf of the Company or any Subsidiary in the ordinary course of its business, provided that such Liens attach solely to the goods the acquisition of which is financed by such letter of credit and to the proceeds thereof;

               (m)  Intentionally omitted;

               (n)  Liens arising under the Security Documents;

               (o) Financing Leases permitted under subsection 6.1; and

               (p) Other Liens securing obligations which do not constitute Indebtedness, the aggregate amount of which obligations does not exceed $2,500,000 at any time outstanding.

     6.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except (a) Contingent Obligations in existence on the First Closing Date listed on Schedule 6.3, (b) Contingent Obligations of the Company in respect of obligations of any Material Operating Subsidiary or of any Subsidiary in respect of Obligations of the Company or any Material Operating Subsidiary, (c) Contingent Obligations of the Company and its Subsidiaries supporting primary obligations of other Persons the aggregate amount of which does not exceed $4,000,000 at any time and (d) guarantees by the Company or any Material Operating Subsidiary of leases of tractors and/or trailers entered into in the ordinary course of business from time to time by a wholly-owned Subsidiary of the Company or such Material Operating Subsidiary which provides transportation services exclusively to such Material Operating Subsidiary (and which conducts no other business activities).

     6.4 Limitation on Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of its property, business or assets except the following:

               (a) The Company and any of its Subsidiaries may sell or otherwise dispose of (i) inventory and Cash Equivalents in the ordinary course of business, (ii) tangible assets to be replaced in the ordinary course of business within 12 months by other tangible assets of equal or greater value and (iii) tangible assets that are no longer used or useful in the business of the Company or the applicable Subsidiary, the fair market value of which shall not exceed $2,000,000 in any fiscal year of the Company.

               (b)  Mergers  constituting  investments  permitted by  subsection
                    6.7.

               (c) Licensing of products and intangible assets for fair value in the ordinary course of business.

               (d) So long as immediately before and after giving effect thereto no Default or Event of Default exists, the Company and its Subsidiaries may sell assets having a fair market value not exceeding $25,000,000 in any fiscal year of the Company so long as the Net Proceeds thereof are applied to repay the Company Loans as required by subsection 2.8(d).

               (e)  Asset Sales; provided, however, that

               (i) the Net Proceeds from all such sales or dispositions shall not exceed $150,000,000 in the aggregate from the First Closing Date through the term of this Agreement;

               (ii) the   consideration   received   by  the   Company   or  its
                    Subsidiaries from each such sale or disposition is at least equal to the fair market value of the assets sold or disposed of in such sale or disposition;

               (iii)the Net Proceeds from such sale or  disposition in each case shall be applied in accordance with subsection 2.8(d); and

               (iv) any evidence of  indebtedness  referred to in the definition of Net Proceeds shall be pledged in accordance with the provisions of such definition.

               (f) Any Subsidiaries of the Company may be merged or consolidated with or into the Company (provided that the continuing or surviving corporation shall be the Company) or with or into any one or more wholly-owned Subsidiaries of the Company (provided that a wholly-owned Subsidiary shall be the continuing or surviving corporation and that any such wholly-owned Subsidiary shall be organized under a state of the United States).

               (g) Any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company.

               (h) The Company may merge with the Purchaser pursuant to, and in accordance with, the Merger Agreement, and Napco Target I and Napco Target II may merge with the Napco Purchaser pursuant to, and in accordance with, the Napco Merger Agreement.

     6.5 Distributions. During such time as a Default or an Event of Default shall have occurred and be continuing, or if a Default or Event of Default would result therefrom, (a) declare or pay any dividends, (b) purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, (c) return any capital to its stockholders as such, (d) make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, (e) issue or sell any capital stock or any warrants, rights or options to acquire such capital stock or (f) permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Company or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock; provided, however, that notwithstanding the foregoing provisions of this subsection 6.5, but in any event subject to the other provisions of this Agreement, during such time as a Default or an Event of Default shall have occurred and be continuing, or if a Default or Event of Default would result therefrom, the Company (i) may make any dividend payable solely in shares of its common stock and (ii) may pay dividends in an aggregate amount during any calendar year not to exceed the lesser of: (A) twenty ($.20) cents per share of outstanding common stock and (B) $4,000,000.

     6.6 Limitation on Dividend Restrictions Regarding Subsidiaries. Except for any limitation or restriction pursuant to any applicable law or pursuant to this Agreement, permit any limitation or restriction to exist upon the ability of any Subsidiary to declare or pay dividends in respect of the capital stock of such Subsidiary, whether such limitation or restriction is imposed through a covenant limiting dividends, through financial covenants or otherwise.

     6.7 Prohibition on Investments, Acquisitions, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, or purchase any assets constituting a going concern business from, any Persons (all of the foregoing being herein called "investments"), except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  loans  and   advances  to   employees   of  the  Company  or  its
               Subsidiaries for travel, entertainment, relocation and similar expenses or otherwise, in the ordinary course of business;

          (d) investments by the Company in its Subsidiaries and investments by such Subsidiaries in the Company and in other Subsidiaries; provided that there shall not be outstanding at any time Special Subsidiary Loans in an aggregate principal amount in excess of $15,000,000;

          (e) (i) investments by the Napco Purchaser in order to consummate the Napco Transaction so long as the aggregate amount invested in connection therewith (whether cash, equity, assumption of debt or otherwise) shall not exceed the sum of the Napco Cash Purchase Price plus $9,900,000 and (ii) other investments by the Company and its Subsidiaries not to exceed (A) $50,000,000 in the aggregate during any fiscal year of the Company and
               (B) $100,000,000 in the aggregate from the First Closing Date through the term of this Agreement (the amount of any such investment to be determined at cost, which cost shall include the aggregate amount of any Indebtedness assumed or given in connection therewith) in connection with the acquisition of the stock of any corporation or of the assets of any Person, provided that, in the case of clauses (i) and (ii), (w) any such investment shall have been approved or otherwise endorsed by the board of directors of the applicable target (if any) or not contested (if no board approval is required), (x) such corporation or assets are, prior to such acquisition, engaged or used, as the case may be, in a business of the type described in subsection 5.5, (y) the Company shall be in pro forma compliance with the covenants contained in subsections 6.9, 6.10, 6.11 and 6.12, calculated based on the most recent financial statements delivered to the Agent and the Bank pursuant to subsection 5.1(a) or (b), as though such acquisition had occurred at the beginning of the four-quarter period ending on the last day of the most recently completed fiscal quarter of the Company for which results are available, and (z) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom;

          (f) investments made with capital stock of the Company in connection with the acquisition of the stock of any corporation which becomes a Subsidiary, which thereupon shall be deemed to be a Material Operating Subsidiary, or of the assets of any Person, provided that (i) such acquisition shall have been approved or otherwise endorsed by the board of directors of such Person or not contested (if no board approval is required) and (ii) such corporation or assets are, prior to such acquisition, engaged or used, as the case may be, in a business of the type described in subsection 5.5;

          (g) investments made with common stock of the Company in connection with the acquisition of the stock of any corporation which does not become a Subsidiary as a result of such acquisition, provided that the aggregate amount of such investments shall not exceed $10,000,000 from the First Closing Date through the term of this Agreement (the amount of the investment, in the case of each such acquisition, being the market value, on the date of such acquisition, of the common stock of the Company delivered as consideration in such acquisition);

          (h) other investments (but not a Special Subsidiary Loan) not to exceed $20,000,000 in the aggregate (valued at cost) at any one time outstanding and (except in the case of United States government securities) not to exceed $4,000,000 in the securities of any one issuer; and

          (i) so long as no Default or Event of Default has occurred and is continuing and so long as no Default or Event of Default would result therefrom, investments by the Company and its Subsidiaries in Nortek; provided that, notwithstanding the foregoing, during the occurrence and continuance of a Default or Event of Default, or if a Default or Event of Default would result therefrom, the Company and its Subsidiaries may make investments in Nortek to the extent that the Company and its Subsidiaries are otherwise permitted to make investments under this subsection 6.7.

     6.8 Prohibition on Optional Prepayments. Prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of any of its Subordinated Indebtedness, provided, however, that in each other case nothing in this subsection 6.8 shall be deemed to prevent the Company from:

          (a) making a commitment to prepay, redeem or otherwise acquire or pay any Subordinated Indebtedness which by its terms is convertible into common stock of the Company for the purpose of inducing the holders of such Indebtedness to so convert such Indebtedness; and

          (b) in connection with any induced conversions of convertible subordinated Indebtedness, acquiring or paying any such Indebtedness which is not converted into common stock of the Company as a result of such inducement, provided that the aggregate amount of money expended by the Company and its Subsidiaries in connection with such acquisition and payment does not exceed the sum of (i) the net cash proceeds to the Company of any substantially contemporaneous sale of its common stock,

               (ii) an amount equal to 2% of the aggregate principal amount of the issue of convertible subordinated Indebtedness being so acquired or paid outstanding immediately prior to the public announcement by the Company of such acquisition or payment and
               (iii) the fees and expenses incurred in connection with such acquisition or payment.

     6.9 Consolidated Net Worth. Permit Consolidated Net Worth, at any time, to be less than an amount equal to the amount by which $375,000,000 exceeds the lesser of (a) losses on the sale of Non-Core Subsidiaries after the First Closing Date and (b) $25,000,000.

     6.10 Leverage Ratio. Permit the ratio (the "Leverage Ratio") of (a) consolidated Indebtedness of the Company and its Subsidiaries to (b) Consolidated EBITDA for the four most recent consecutive full fiscal quarters of the Company at any time within any period set forth below to exceed the ratio set forth below for such period:

Quarter Ending On                                        Maximum Leverage Ratio
September 30, 1997 .....................................        3.50:1.00
December 31, 1997 ......................................        3.50:1.00
March 31, 1998 .........................................        3.50:1.00
June 30, 1998 ..........................................        3.50:1.00
September 30, 1998 .....................................        3.50:1.00
December 31, 1998 ......................................        3.00:1.00
March 31, 1999 .........................................        2.75:1.00
June 30, 1999 ..........................................        2.50:1.00
September 30, 1999 .....................................        2.50:1.00
December 31, 1999 ......................................        2.50:1.00
March 31, 2000 .........................................        2.50:1.00
June 30, 2000  and thereafter...........................        2.00:1.00


     6.11 Interest Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA to (b) Interest Expense for the four most recent consecutive full fiscal quarters of the Company at any time to be less than 3.50 to 1.00.

     6.12 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 2.0 to 1.0.

     6.13 Nortek Administrative Fee. Pay or otherwise discharge any Nortek Administrative Fee at any time prior to the Termination Date, except that the Company may pay such Nortek Administrative Fee from time to time to the extent that it would otherwise be permitted to declare or pay dividends at such time in the amount of such Nortek Administrative Fee in accordance with subsection 6.5.

     6.14 Amendment, etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case, that would materially adversely affect the interest or rights of the Company or any Subsidiary thereunder or that would materially adversely affect the rights or interests of the Agent or any Bank under the Loan Documents.

     6.15 Fiscal Year. Change its fiscal year, except (a) to conform to the fiscal year of Nortek following the Merger or the Napco Merger (b) with the consent of the Agent, which will not be unreasonably withheld.

     6.16 Transactions with Affiliates. Except as otherwise permitted by this Agreement, directly or indirectly: (a) make any investment in an Affiliate except that any investments permitted under subsection 6.7 shall be permitted hereunder; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with any Affiliate; provided, however, that: (i) payments on investments permitted by subsection 6.7 shall be permitted hereunder, (ii) any Affiliate who is a natural person may serve as an employee or director of the Company, any Subsidiary, Nortek or any of its Subsidiaries and receive such compensation and benefits for his services in such capacity as the Board of Directors of the Company or such Subsidiary shall in good faith determine, (iii) any merger permitted under subsection 6.4 shall be permitted hereunder, (iv) any dividend or other distribution permitted under subsection 6.5 shall be permitted hereunder, (v) accrual of, or to the extent permitted by subsection 6.13, payment or discharge of, any Nortek Administrative Fee shall be permitted hereunder and (vi) the Company or any Subsidiary may enter into any transaction with an Affiliate if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company or a Subsidiary as the monetary or business consideration that would reasonably be expected by the Company or such Subsidiary to be obtained in a comparable arm's length transaction with a Person not an Affiliate.

     6.17 Ownership of Designated Subsidiaries. Cease to own all of the issued and outstanding capital stock of any Designated Subsidiary so long as any such Subsidiary continues to be a Designated Subsidiary.

     6.18 Limitation on Capital Expenditures. Make Capital Expenditures (i) in excess of $125,000,000 during the five-year period ending with the Termination Date, (ii) in excess of $37,500,000 during any fiscal year which follows the 1996 fiscal year, or (iii) in excess of $56,250,000 during any period of two consecutive fiscal years following the 1996 fiscal year.

     6.19 Financing Leases. Create, incur, assume or suffer to exist any Financing Leases obligations that would cause the direct and contingent liabilities of the Company and its Subsidiaries, on a consolidated basis, in respect of all such Financing Leases to exceed $35,000,000 at any time outstanding.

     6.20 Change in Nature of Business. Engage in any business other than the Business of the Company.

     6.21 Charter Amendments. Amend its certificate of incorporation or bylaws in any manner that would materially adversely affect the rights of the Agent and the Banks under the Loan Documents.

     6.22 Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required by generally accepted accounting principles and except for the purpose of conforming such policies and practices of the Company or Napco with those of Nortek following the Merger or the Napco Merger, respectively.

     6.23 Intentionally Omitted.

     6.24 Negative Pledge. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with the Nortek Indentures.

     6.25 Formation of Subsidiaries. Organize or invest in any new Material Operating Subsidiary or permit any existing Subsidiary to become a Material Operating Subsidiary unless such Subsidiary shall have executed and delivered a Guaranty and a Company Security Agreement supplement, each in form and substance satisfactory to the Agent, and shall have become a Guarantor and a Collateral Grantor under the Loan Documents.

           SECTION 7.  EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following events:

          (a) (i) The Company or any Designated Subsidiary shall fail to pay any principal of any Note when due in accordance with the terms of the Loan Documents or the applicable Account Party shall fail to make any payment in respect of L/Cs when due in accordance with subsection 2.1(c)(i)(D) or (ii) the Company or any other Loan Party shall fail to pay any interest, any fee or any other payment under any Loan Document, the amount of which is provided for herein, in the Fee Letter or in such Loan Document, within five (5) Business Days after any such amount becomes due in accordance with the terms hereof or thereof; or

          (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries in this Agreement, any other Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made, deemed made or confirmed; or

          (c) The Company or any of its Subsidiaries shall default in the observance or performance of any covenant or agreement contained in subsection 5.8(a) or Section 6 of this Agreement; or

          (d) The Company or any of its Subsidiaries shall default in the observance or performance of any other covenant or agreement contained in this Agreement, or contained in any of the other Loan Documents (other than as set forth in clauses (a) through (c) of this Section 7) and such default shall continue unremedied for a period of 30 days after the earlier of the date on which
               (A) a Responsible Officer of the Company becomes aware of such failure or (B) written notice thereof shall have been given to the Company by the Agent or any Bank; or

          (e) The Company or any of its Subsidiaries shall (i) default in the payment of principal of or interest on any Indebtedness (other than the Notes) which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000 or in the payment of any Contingent Obligation (other than any Guaranty) relating to any primary obligation the aggregate principal amount of which is equal to or greater than $10,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than the
               Notes) or Contingent Obligation (other than any Guaranty) or contained in any instrument or agreement evidencing, securing or relating thereto, or contained in any Nortek Indenture, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause (i) or (ii) of this paragraph is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

          (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any such case, proceeding or other action referred to in clause (i) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, unstayed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clause (i), (ii) or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or engage in a transaction which could subject such person to liability under Section 502(l) of ERISA, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of any Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall, other than in a standard termination, terminate for purposes of Title IV of ERISA, or the Company, any Subsidiary or any Commonly Controlled Entity shall file a notice of intent to terminate a Single Employer Plan in a distress termination under Section 4041(c) of ERISA, or (v) the Company or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Agent, likely to, incur any liability in connection with its failure to meet any obligation arising out of a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which have occurred or exist could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (i)  A Change of Control shall occur; or

          (j) any non-monetary judgment or decree shall be rendered against the Company or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and such judgment or decree shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (k) (i) any provision of any Loan Document after delivery thereof pursuant to subsection 4.1 shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on, or enforceable against, any of the Company or its Subsidiaries which are party thereto; or (ii) any Security Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (subject during the first 45 days after the Second Closing Date (or such later date as agreed by the Agent and the Company as specified in subsection 5.16) only to the completion of the actions required under subsection 5.16) lien on and security interest in the Collateral purported to be covered thereby; or (iii) in the case of clause (i) or (ii) above, the Company or any Subsidiary shall so state in writing;

then, and in any such event, (x) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the
Commitments shall immediately terminate and the Company Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken:
(1) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (2) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, declare the Company Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. In addition, after the occurrence and during the continuance of an Event of Default, the Company and each Subsidiary shall, promptly upon demand by the Agent, deliver to the Agent cash collateral in such form as reasonably requested by the Agent, for deposit in a cash collateral account, in a maximum amount equal to the undrawn amount of all L/Cs then outstanding, to be maintained by the Agent as an interest-bearing deposit account under the sole dominion and control of the Agent as pledgee, and shall execute and deliver such documents and instruments (including a pledge agreement) as the Agent may reasonably request in order to perfect or protect the Agent's lien and security interest in such collateral account to secure payment of the Reimbursement Obligations with respect to L/Cs then outstanding. Such deposit shall be held by the Agent as such security for the ratable benefit of the Banks. Upon cure of the Event of Default, all such cash collateral (and interest accrued thereon) shall promptly be returned to the Company and its Subsidiaries). Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

           SECTION 8.THE AGENT

     8.1 Appointment. Each Bank (in its capacity as a Bank and a potential Hedge
Bank) hereby irrevocably designates and appoints Fleet as the Agent for such Bank under this Agreement and the other Loan Documents and each such Bank irrevocably authorizes Fleet, as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any of the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or
(b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company, or any Subsidiary or any officer thereof contained in this Agreement or any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of the Company or any Subsidiary to perform its obligations hereunder or thereunder. The Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of the Company or any Subsidiary.

     8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company and any Subsidiary), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

     8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank, the Company or any Subsidiary referring to this Agreement, describing such Default or Event of Default and stating that the notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the

Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, performance and other condition (financial or otherwise) and creditworthiness of the Company and each Subsidiary and made its own decision to make and maintain its Company Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, performance and other condition (financial or otherwise) and creditworthiness of the Company and each Subsidiary. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, performance and other condition (financial or otherwise) or creditworthiness of the Company and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the

Agent's  gross  negligence  or  willful  misconduct.   The  agreements  in  this
subsection shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from, issue or maintain L/Cs on account of and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to its Company Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     8.9 Successor Agent. The Agent may resign as an Agent upon 20 days' notice to the Banks. If the Agent shall resign as the Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent which resigned, and the term "Agent", shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes; provided, however, that upon the occurrence and during the continuance of an Event of Default the approval of the Company of the successor agent shall not be required hereunder. Upon its resignation hereunder, each Agent shall execute and deliver any documents relating to its actions as Agent which may be necessary to permit the successor agent to act as Agent hereunder. After any retiring Agent's resignation hereunder as the Agent, the provisions of this subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

     8.10 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

           SECTION 9.MISCELLANEOUS

     9.1 Amendments and Waivers. With the written consent of the Required Banks, the Agent, the Company and the Designated Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Banks or the Company and the Designated Subsidiaries hereunder, and the Agent may execute and deliver to the Company and the Designated Subsidiaries a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Company Loan, or reduce the principal amount thereof, or change the amount or termination date of any Bank's Commitment, or release, amend or modify any Guaranty or any collateral covered by any of the Security Documents, or reduce the interest rate or Facility Fee, Issuance Fee or Drawing Fee payable hereunder or extend the time of payment of interest and any fees hereunder or the time of payment or reimbursement of any amounts drawn or to be drawn under L/Cs or amend the definition of "Required Banks" or increase the Company L/C Sublimit, or amend, modify or waive any provision of subsection 4.1, 4.2 or 5.16 or this subsection 9.1, or consent to the assignment or transfer by the Company and each Designated Subsidiary of any of its rights and obligations under this Agreement, in each case without the written consent of all of the Banks, or (b) amend, modify or waive any provision of Section 8 or otherwise affect the rights and obligations of the Agent under the Loan Documents without the written consent of the then Agent (with any such change in any provision of Section 8 to be effective prospectively only). Any such waiver and any such amendment, supplement or modification shall be binding upon the parties to this Agreement and all holders of the Notes. In the case of any waiver, the parties to this Agreement shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telegraph or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four (4) Business Days after deposit in the mail, registered mail, return receipt requested, postage prepaid, or, in the case of telegraphic or telecopy notice, when received, addressed as follows in the case of the Company and the Designated Subsidiaries and the Agent, and as set forth on Schedule I in the case of the other parties hereto, or to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Notes:

      The Company
      or any
      Designated
      Subsidiary:    Ply Gem Industries, Inc.
                     c/o Nortek, Inc.
                     50 Kennedy Plaza
                     Providence, Rhode Island 02903
                     Attention:Richard J. Harris
                                 Vice President
                            Telephone:(401) 751-1600
                            Telecopy: (401) 751-4610

      With a copy to:Ropes & Gray
                     One International Place
                     Boston, Massachusetts  02110
                     Attention:Douglass N. Ellis, Jr., Esq.
                            Telephone:(617) 951-7000
                            Telecopy: (617) 951-7050

      The Agent:     Fleet National Bank
                     One Federal Street
                     Boston, Massachusetts  02211
                      Attention:John Mann, Agency Services
                            Telephone:(617) 346-0429
                            Telecopy: (617) 346-4682

                     and

                     Fleet National  Bank
                     111 Westminster Street
                     Providence, Rhode Island  02903
                     Attention:John Webb
                                 Vice President
                             Telephone:401-278-6486
                             Telecopy: 401-278-5726
      with a copy to:Shearman & Sterling
                     599 Lexington Avenue
                     New York, New York  10022
                     Attention:Pamela Borgeson, Esq.
                     Telephone:(212) 848-7649
                     Telecopy: (212) 848-7179

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsection 2.3, 2.6 or 2.8 shall not be effective until received.

     9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Company Loans and the issuance of L/Cs.

     9.5 Payment of Expenses, Etc. The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent in connection therewith, all reasonable and customary syndication expenses, including without limitation travel expenses incurred by the Agent in connection with due diligence and syndication member and prospective member meetings and typesetting duplication and binding expenses with respect to materials for syndicate members, (b) to pay or reimburse each Bank and the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights against the Company or any of its Subsidiaries under this Agreement, the other Loan Documents and any such other documents, (c) to pay, indemnify, and to hold each Bank and the Agent and each of their Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, if legal, which may be payable or reasonably determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Indemnified Party harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or arising out of, the Commitments, Company Loans and L/Cs, the actual or proposed use of proceeds thereof, the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents or the consummation of the transactions contemplated thereby (including without limitation; the Tender Offer, the Merger and the Napco

Transaction) or related to any Environmental Liability or Environmental Proceeding (other than costs, expenses and disbursements incurred by Banks other than the Agent in negotiating and closing the transactions contemplated hereby) (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Indemnified Party, (ii) legal proceedings commenced against such Indemnified Party by any security holder or creditor of such Indemnified Party arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any breach of obligations of any Bank (including, without limitation, the Agent in its capacity as such) to any other Bank or (iv) a successful claim by the Company or any of its Subsidiaries against such Indemnified Party as determined in a final, non-appealable judgment by a court of competent jurisdiction. The Company acknowledges that the Agent and the Banks shall, prior to foreclosure of, or exercise by them of proxy rights with respect to, any of the shares of Subsidiaries securing the Company Loans, have no liability or responsibility for either:

          (A) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of the real property owned, operated or leased by the Company or its Subsidiaries; or

          (B) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at the real property owned, operated or leased by the Company or its Subsidiaries or used by or in connection with the Company's or any Subsidiary's business.

The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder; provided, however, that nothing herein shall affect the provisions relating to 180-day periods contained in subsections 2.15,
2.16 and 2.22.

     9.6 Binding Effect; No Assignment or Delegation by Company or any Designated Subsidiary. This Agreement shall be binding upon and inure to the benefit of the Company and each Designated Subsidiary and their successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Company and each Designated Subsidiary under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, and each Bank, and any purported assignment or delegation without such consent shall be void.

     9.7 Assignments and Participations by Banks; Pledge to Federal Reserve Bank. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Company Loans owing to it, and the Note or Notes held by it); provided, however, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement in respect of both of the Facilities, (ii) except in connection with the assignment by any Bank of its entire Commitment, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 in the aggregate under both Facilities and shall be an integral multiple of $1,000,000, and (iii) each such assignment shall be to an Eligible Assignee. Upon the execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto); and provided further that the Company shall not be required to pay any amount under this Agreement that is greater than the amount which it would otherwise have been required to pay had such assignment not been made.

     (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and each Designated Subsidiary or the performance or observance by the Company and each Designated Subsidiary of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank. Neither the Company nor any Subsidiary shall have any liability or obligation under this subsection 9.7(b).

     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any original Note subject to such assignment, the Agent shall accept such Assignment and Acceptance, and give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, each of the Company and each Designated Subsidiary (as applicable), at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially in the form of Exhibit A.

     (d) Each of the Company and each Designated Subsidiary acknowledges that any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time: (i) sell to one or more Eligible Participants participating interests in any Company Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder (each a "Participating Interest"), without in any such case the need for any approval by the Company, and (ii) subject to the Company's prior approval in each instance (but only when no Event of Default shall have occurred and is continuing), which approval shall not be unreasonably withheld, sell to one or more banks or other entities that do not, directly or indirectly, engage in business competitive with the business of the Company and its Subsidiaries (each such participant and each Eligible Participant is hereinafter referred to individually as a "Participant" and collectively as the "Participants") a Participating Interest, provided that no Participant (other than an Affiliate of such Bank which is a Subsidiary of such Bank or the parent holding company of such Bank or a Subsidiary of such holding company) shall be entitled under the relevant participation agreement or any associated agreement to require such Bank to take or omit to take any action hereunder, except, to the extent that any Participant has any interest directly affected thereby, action that extends the final maturity of any Company Loan, reduces the rate or extends the time of payment of interest on any Company Loan, extends the time for payment or reduces any fee payable to such Bank hereunder, reduces the principal amount of any Company Loan or releases all or substantially all of the Collateral described in the Company Security Agreement. In the event of any such sale by such Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each of the Company and each Designated Subsidiary also agrees that each Participant shall be entitled to the benefits of subsections 2.13, 2.15, 2.16 and 2.22 with respect to its participation in the Commitments, and the Eurodollar Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

     (e) Each of the Company and each Designated Subsidiary authorizes each Bank to disclose to any Eligible Assignee or Participant or potential Eligible Assignee or Participant any and all financial information in its possession concerning the Company and each Designated Subsidiary which has been delivered to it by the Company and each Designated Subsidiary pursuant to this Agreement or which has been delivered to it by the Company and each Designated Subsidiary in connection with its credit evaluation of the Company prior to entering into this Agreement; provided that the intended recipient first delivers confidentiality undertakings for the benefit of the Company to the effect of subsection 9.11 with respect to non-public information.

     (f) If, pursuant to subsection 9.7(a) or (b), any interest in this Agreement, a participation agreement or any Note is transferred to any Participant or Eligible Assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Participant or Eligible Assignee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank for the benefit of the Company and its Subsidiaries that under applicable law and treaties no taxes will be required to be withheld by the transferor Bank or the Company or any Designated Subsidiary with respect to any Company Loans, (ii) to furnish to the Bank and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Participant claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree to provide the transferor Bank a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Participant, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (g) No person to whom a participation has been granted or who has received an assignment hereunder may grant any participation or make any assignment unless such participation or assignment would be permitted under this subsection
9.7 if made by a Bank.

     (h) Notwithstanding anything to the contrary herein, no assignment or participation will be permitted if, after giving effect thereto, the aggregate Commitment of the transferee (if other than the Agent in its capacity as a
Bank), together with such transferee's participating interest in the Commitments, would exceed 25% of the aggregate Commitments.

     (i) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Company Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A. No such assignment shall release the transferor Bank from its obligations hereunder.

     9.8 Further Assurances. At any time and from time to time, upon the request of the Agent, the Company and each Designated Subsidiary shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement and the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Company Loans or the L/Cs.

     9.9 Adjustments; Set-off. (a) If any Bank (a "Benefited Bank") shall at any time receive any payment of all or part of any of its Company Loans or interest thereon, or receive any collateral in respect thereof or any payment under any Guaranty (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Section 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Company Loans, or interest on any of the foregoing, such Benefited Bank shall purchase for cash from each other Bank such portion of each such other Bank's Company Loans, or shall provide each such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with the other Banks; provided, however, that if all or any portion of such excess payment or benefits is hereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each of the Company and each Designated Subsidiary agrees that each Bank so purchasing a portion of any other Bank's Company Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion. Any payments received after the Banks have taken action pursuant to this subsection 9.9 shall be allocated ratably among the Company Loans and participations in L/Cs of all the Banks.

     (b) In addition to any rights and remedies of each Bank provided by law, upon the occurrence and during the continuation of an Event of Default, each

Bank shall have the right, without prior notice to the Company or any Designated Subsidiary, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company or any of its Subsidiaries to such Bank under this Agreement or any of the other Loan Documents, any amount owing from such Bank to the Company or any such Subsidiary at, or at any time after, the happening of any of the above-mentioned events, and such right of set-off may be exercised by such Bank against the Company or any such Subsidiary or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company or any such Subsidiary or against anyone else claiming through or against the Company or any such Subsidiary or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Company, any such Subsidiary, the Agent and each other Bank after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 Confidentiality. Each Bank agrees to maintain the confidentiality of information designated as confidential and provided to it by the Company, or any Subsidiary in connection with this Agreement or the other Loan Documents; provided, however, that any Bank may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) as required by any other Governmental Authority, (e) to such Bank's independent auditors, attorneys or other professional advisors upon receipt of a confidentiality undertaking for the benefit of the Company in conformity with this subsection 9.11 as to non-public information or (f) to any Eligible Assignee or Participant or potential Eligible Assignee or Participant; provided that such Eligible Assignee or Participant, as the case may be, agrees in writing to maintain the confidentiality of such information in conformity with this subsection 9.11.

     9.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the Designated Subsidiaries and the Agent.

     9.13 Second Closing Date Assignments; Etc. (a) As of the Second Closing Date, prior to giving effect to any assignment under this Agreement as of such date, each Existing Bank represents and warrants, as to the assignment effected by such Existing Bank by this Agreement that as of the Second Closing Date (i) its Existing Commitment is in the dollar amount specified as its Existing Commitment on Schedule 9.13 hereto and the aggregate outstanding principal amount of Existing Advances Outstanding constituting "Loans" owing to it under the Existing Credit Agreement and the aggregate amount of Existing Outstandings constituting its "Bank L/C Obligations" under the Existing Credit Agreement are each in the dollar amount specified as such on Schedule 9.13 hereto; and (ii) that such Existing Bank is the legal and beneficial owner of such interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by such Existing Bank.

     (b) Each Existing Bank and Bank confirms to, and agrees with, each of the other Banks as to the assignment effected by this Agreement by such Existing Bank or Bank, as the case may be, as follows: (i) each such Existing Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Credit Agreement or this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement or this Agreement or any other instrument or document furnished pursuant thereto or hereto; (ii) each such Existing Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of the other Loan Parties or the performance of observance by the Company or any of the other Loan Parties of any of its obligations under the Existing Credit Agreement or this Agreement or any other instrument or document furnished pursuant thereto or hereto; (iii) each Bank confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this Agreement and agrees that it shall have no recourse against the Agent, any Existing Bank or any other Bank with respect to any matters relating to the
Existing Credit Agreement or this Agreement; and (iv) each Bank will, independently and without reliance upon the Agent, any Existing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes held by it and the other documents executed in connection herewith.

     (c) As of the Second Closing Date, (i) each Bank shall be a party to this Agreement and, to the extent provided herein, have the rights and obligations of a Bank hereunder and (ii) each Existing Bank shall, to the extent provided herein, relinquish its rights and be released from its obligations under this Agreement as to any assignment effected herein.

     (d) From and after the Second Closing Date, the Agent shall make all payments under this Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Banks hereunder.

     (e) On or before the Second Closing Date, the Company shall have paid all accrued interest, fees and other amounts which are due and payable to the Existing Banks and the Agent (as defined in the Existing Credit Agreement) as of the Second Closing Date in connection with the Existing Credit Agreement. Without prejudice to the survival of any other agreement of the Company under the Existing Credit Agreement, all amounts that would be payable under subsections 2.13, 2.15, 2.16 and 9.5 of the Existing Credit Agreement shall be payable under this Agreement to the extent that such amounts have not been paid as of the Second Closing Date.

     (f) As of the Second Closing Date, (i) the Existing Credit Agreement is amended and restated in full as set forth in this Agreement, (ii) the Existing Commitments are terminated, (iii) the Notes (as defined in the Existing Credit Agreement) are cancelled and replaced by the Notes, and (iv) all obligations which, by the terms of the Existing Credit Agreement, are evidenced by the Notes (as defined in the Existing Credit Agreement) are evidenced by the Notes and by this Agreement.

     9.14 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.1GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL NON-EXCLUSIVE JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH

ACTION OR PROCEEDING BY DELIVERY THEREOF IN ACCORDANCE WITH APPLICABLE LAW. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH OF THE COMPANY AND EACH DESIGNATED SUBSIDIARY SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SUBSECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY DESIGNATED SUBSIDIARY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

     [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     (c) EACH OF THE COMPANY,  THE  DESIGNATED  SUBSIDIARIES,  THE BANKS AND THE
AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    PLY GEM INDUSTRIES, INC.


                                    By /s/ Richard J. Harris
                                    ------------------------
                                    Title: Vice President


ACKNOWLEDGED AND AGREED AS TO
  EACH PROVISION RELATING TO
     ANY DESIGNATED SUBSIDIARY:

SNE ENTERPRISES, INC.


By
   Title:


VARIFORM, INC.


By
   Title:


GREAT LAKES WINDOW, INC.


By
   Title:

                                    FLEET NATIONAL BANK,
                                    as Agent and as a Bank


                                    By _________________________________
                                      Title


                                    BANK OF MONTREAL


                                    By _________________________________
                                      Title


                                   EUROPEAN AMERICAN BANK


                                    By _________________________________
                                      Title


                                    CITIZENS BANK OF RHODE ISLAND


                                    By _________________________________
                                      Title


                                 SOVEREIGN BANK


                                    By _________________________________
                                      Title


                                   ERSTE BANK


                                    By _________________________________
                                      Title